                                                                    EXHIBIT 99.3




                          AGREEMENT AND PLAN OF MERGER


                            DATED AS OF MAY 16, 2001

                                  BY AND AMONG

                      ORTHODONTIC CENTERS OF AMERICA, INC.,

                           OCA ACQUISITION CORPORATION

                                       AND

                               ORTHALLIANCE, INC.

                                TABLE OF CONTENTS

                                                                                                                Page
ARTICLE I.            DEFINED TERMS AND INTERPRETATION............................................................1
         1.1.     Defined Terms...................................................................................1
         1.2.     Interpretation..................................................................................1

ARTICLE II.           THE MERGER..................................................................................2
         2.1.     The Merger......................................................................................2
         2.2.     Effective Time..................................................................................2
         2.3.     Effects of the Merger...........................................................................3
         2.4.     Conversion of OrthAlliance Common Stock; Exchange Ratio.........................................3
         2.5.     Anti-Dilution Adjustments.......................................................................6
         2.6.     No Fractional Shares............................................................................7
         2.7.     Cancellation of Treasury Stock..................................................................7
         2.8.     Dissenting Shares...............................................................................7
         2.9.     Stock Options...................................................................................7
         2.10.    Effect on OCA Common Stock......................................................................8
         2.11.    Conversion of Merger Sub Shares.................................................................8
         2.12.    Certificate of Incorporation of the Surviving Corporation.......................................8
         2.13.    Bylaws of the Surviving Corporation.............................................................8
         2.14.    Directors and Officers of the Surviving Corporation.............................................8
         2.15.    Tax Consequences; Accounting Treatment..........................................................8
         2.16.    Closing.........................................................................................9

ARTICLE III.          EXCHANGE OF SHARES..........................................................................9
         3.1.     Deposit of Exchange Fund with Transfer Agent....................................................9
         3.2.     Exchange of Shares..............................................................................9
         3.3.     No Dividends Paid To Holders of Unsurrendered Certificates..................................... 9
         3.4.     Issuance of Certificate in Name Differing From Surrendered Certificate.........................10
         3.5.     Closing of Stock Transfer Books................................................................10
         3.6.     Termination of Exchange Fund...................................................................10
         3.7.     Lost, Stolen or Destroyed Certificates.........................................................11

ARTICLE IV.            REPRESENTATIONS AND WARRANTIES OF ORTHALLIANCE............................................11
         4.1.     Corporate Organization.........................................................................11
         4.2.     Authorization; Binding Agreement...............................................................11
         4.3.     Consents and Approvals.........................................................................12
         4.4.     No Conflicts...................................................................................12
         4.5.     Capitalization.................................................................................13
         4.6.     SEC Reports and Financial Statements...........................................................14
         4.7.     Subsidiaries...................................................................................15
         4.8.     Absence of Undisclosed Liabilities.............................................................15
         4.9.     Investigations; Litigation.....................................................................15

         4.10.    Compliance with Law............................................................................16
         4.11.    Governmental Licenses..........................................................................16
         4.12.    Absence of Certain Changes or Events...........................................................17
         4.13.    Title to Assets................................................................................18
         4.14.    Assets.........................................................................................18
         4.15.    Intellectual Property Rights...................................................................18
         4.16.    Contracts......................................................................................19
         4.17.    Leases.........................................................................................20
         4.18.    Affiliated Practices...........................................................................20
         4.19.    Tax Matters....................................................................................22
         4.20.    Employee Benefit Matters.......................................................................24
         4.21.    Environmental Matters..........................................................................26
         4.22.    Labor Controversies............................................................................27
         4.23.    Insurance......................................................................................27
         4.24.    Billing Practices; Fraud and Abuse.............................................................27
         4.25.    Required Stockholder Vote......................................................................28
         4.26.    Takeover Laws..................................................................................28
         4.27.    Reorganization.................................................................................28
         4.28.    Brokers and Finders............................................................................28
         4.29.    Opinion of Financial Advisor...................................................................28

ARTICLE V.             REPRESENTATIONS AND WARRANTIES OF OCA.....................................................28
         5.1.     Corporate Organization.........................................................................28
         5.2.     Authorization; Binding Agreement...............................................................29
         5.3.     Consents and Approvals.........................................................................29
         5.4.     No Conflicts...................................................................................30
         5.5.     Capitalization.................................................................................30
         5.6.     SEC Reports and Financial Statements...........................................................31
         5.7.     Subsidiaries...................................................................................31
         5.8.     Absence of Undisclosed Liabilities.............................................................32
         5.9.     Litigation; Decrees............................................................................32
         5.10.    Compliance with Law............................................................................32
         5.11.    Absence of Certain Changes or Events...........................................................32
         5.12.    Reorganization.................................................................................33
         5.13.    Brokers and Finders............................................................................33
         5.14.    Opinion of Financial Advisor...................................................................33
         5.15     Trading on NYSE................................................................................33

ARTICLE VI.           CERTAIN COVENANTS AND AGREEMENTS...........................................................33
         6.1.     Conduct of OrthAlliance's Business Pending the Merger..........................................33
         6.2.     Conduct of OCA's Business Pending the Merger...................................................36
         6.3.     Access to Information..........................................................................37
         6.4.     No Solicitation................................................................................37
         6.5.     Registration Statement and Proxy Statement.....................................................39
         6.6.     Stockholder Meeting............................................................................39
         6.7.     Affiliates.....................................................................................39

         6.8.     NYSE Listing...................................................................................40
         6.9.     Indemnification of OrthAlliance Directors and Officers.........................................40
         6.10.    Public Statements..............................................................................41
         6.11     Expenses and Fees..............................................................................41
         6.12.    Notification...................................................................................41
         6.13.    Additional Agreements..........................................................................41
         6.14.    Reasonable Best Efforts, Cooperation...........................................................41
         6.15.    OrthAlliance Credit Agreement..................................................................42
         6.16.    OCA Board of Directors.........................................................................43

ARTICLE VII.          CONDITIONS TO CLOSING......................................................................43
         7.1.     Conditions to Each Party's Obligation To Effect the Merger.....................................43
         7.2.     Conditions to Obligations of OCA...............................................................43
         7.3.     Conditions to Obligations of OrthAlliance......................................................45

ARTICLE VIII.         AMENDMENT; TERMINATION.....................................................................45
         8.1.     Amendment......................................................................................45
         8.2.     Termination....................................................................................45
         8.3.     Effect of Termination..........................................................................47
         8.4.     Break-Up Fee and Expense Reimbursement to OCA..................................................47
         8.5.     Break-Up Fee to OrthAlliance and OCA's Non-Solicitation of OrthAlliance Affiliated
                  Professionals..................................................................................47
         8.6.     Waiver.........................................................................................48

ARTICLE IX.           GENERAL....................................................................................48
         9.1.     Non-Survival of Representations and Warranties.................................................48
         9.2.     Notices........................................................................................48
         9.3.     Entire Agreement...............................................................................49
         9.4.     Governing Law..................................................................................49
         9.5.     Counterparts; Effectiveness....................................................................50
         9.6.     Assignment; Successors and Assigns; Parties In Interest........................................50
         9.7.     Severability...................................................................................50
         9.8.     Enforcement of Agreement.......................................................................50
         9.9.     Remedies Cumulative............................................................................50

ARTICLE X.            DEFINITIONS................................................................................50

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of May 16, 2001, is by and among ORTHODONTIC CENTERS OF AMERICA, INC., a Delaware corporation ("OCA"), OCA ACQUISITION CORPORATION, a Delaware corporation ("OCA Merger Sub"), and ORTHALLIANCE, INC., a Delaware corporation ("OrthAlliance").


                                    RECITALS:

         WHEREAS, OCA Merger Sub is a wholly-owned subsidiary of OCA;

         WHEREAS, the respective boards of directors of OCA, OCA Merger Sub and OrthAlliance have determined that it is in the best interests of their respective companies and stockholders to consummate the business combination transactions provided for herein, in which OCA Merger Sub will merge with and into OrthAlliance (the "Merger") and OrthAlliance shall thereby become a wholly-owned subsidiary of OCA, subject to the terms and conditions set forth herein;

         WHEREAS, OCA, as the sole stockholder of OCA Merger Sub, has approved this Agreement and the Merger with respect to OCA Merger Sub;

         WHEREAS, the parties intend that the Merger be treated as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"); and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:


                                   AGREEMENT:


                   ARTICLE I. DEFINED TERMS AND INTERPRETATION

1.1. Defined Terms. Certain terms used in this Agreement have the meanings ascribed thereto in Article X hereof. Accounting terms used in this Agreement which are not otherwise defined herein shall have the meaning assigned such terms under GAAP.

1.2. Interpretation.

         (a) When used in this Agreement, the word "including" and words of similar import shall mean "including, without limitation," and any list of items that may follow such word shall not be deemed to represent a complete list of, or be limited to, the contents of the referent of the subject.

         (b) Unless the context otherwise requires, when used in this Agreement, the singular shall include the plural, the plural shall include the singular, and all nouns, pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, as the identity of the Person or Persons may require.

         (c) The headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

         (d) In this Agreement, unless a contrary intention appears, (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and (ii) references to any Article or Section are to an article or a section of this Agreement, as applicable, and references to any schedule or exhibit are to a schedule or exhibit to this Agreement, as applicable.

         (e) The parties hereto have each negotiated the terms hereof, reviewed this Agreement carefully, and discussed it with their respective legal counsel. It is the intent of the parties that each word, phrase and sentence and other part hereof shall be given its plain meaning. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

         (f) References to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced by the parties from time to time. References to any party to this Agreement shall include references to its respective successors and permitted assigns. References to law are references to that law as amended, consolidated, supplemented or replaced from time to time, and shall include references to any constitutional provision, treaty, decree, convention, statute, act, regulation, rule, ordinance, subordinate legislation, rule of common law and of equity and judgment and shall include the requirements of any applicable stock exchange. References to a judgment shall include references to any order, injunction, decree, determination or award of any court or tribunal.

         (g) All references to "$" or "dollars" shall be to United States dollars and all references to "days" shall be to calendar days unless otherwise specified.


                             ARTICLE II. THE MERGER

2.1. The Merger. Subject to the terms and conditions of this Agreement, in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time, OCA Merger Sub shall merge with and into OrthAlliance. OrthAlliance shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be "OrthAlliance, Inc." Upon consummation of the Merger, the separate corporate existence of OCA Merger Sub shall terminate.

2.2. Effective Time. The Merger shall become effective (the "Effective Time") upon filing of a certificate of merger (the "Certificate of Merger") with respect to the Merger with the Secretary of State of the State of Delaware (the "Delaware Secretary") in accordance with the DGCL, or at such later time as mutually agreed among the parties hereto and set forth in the Certificate of Merger. The parties hereto shall cause the Certificate of Merger to be filed with the Delaware Secretary in accordance with the DGCL simultaneously with or as soon as practicable after the Closing.

2.3. Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Section 259 of the DGCL.

2.4. Conversion of OrthAlliance Common Stock; Exchange Ratio.

         (a) At the Effective Time, each share of Class A common stock, par value $.001 per share, of OrthAlliance (the "OrthAlliance Class A Common Stock"), and each share of Class B common stock, par value $.001 per share, of OrthAlliance (the "OrthAlliance Class B Common Stock," and, together with the OrthAlliance Class A Common Stock, the "OrthAlliance Common Stock"), issued and outstanding immediately prior to the Effective Time (other than OrthAlliance Dissenting Shares and other than shares of OrthAlliance Common Stock held directly or indirectly by OCA or OrthAlliance or any of their respective Subsidiaries), shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for an amount of shares of the common stock, par value $.01 per share, of OCA ("OCA Common Stock") equal to the Applicable Exchange Ratio, subject to Section 2.6.

         (b) For purposes of this Agreement:

                  (i) "Applicable Exchange Ratio" shall mean:

                           (A) 0.09214, if, as of the Effective Time, less than
                  the 31% to 40% Level of OrthAlliance Affiliated Practice Owners and OrthAlliance Affiliated PCs, shall each have duly executed and delivered to OrthAlliance (with a complete and accurate copy provided to OCA) an (1) Amendment to OrthAlliance Affiliated Professional Employment Agreement, with respect to their applicable OrthAlliance Affiliated Professional Employment Agreement, and (2) Amendment to OrthAlliance Service and Consulting Agreement, with respect to their applicable OrthAlliance Service and Consulting Agreement;

                           (B) 0.10135, if, as of the Effective Time, at least
                  the 31% to 40% Level of OrthAlliance Affiliated Practice Owners and OrthAlliance Affiliated PCs, but less than the 41% to 50% Level of OrthAlliance Affiliated Practice Owners and OrthAlliance Affiliated PCs, shall each have duly executed and delivered to OrthAlliance (with a complete and accurate copy provided to OCA) an (1) Amendment to OrthAlliance Affiliated Professional Employment Agreement, with respect to their applicable OrthAlliance Affiliated Professional Employment Agreement, and (2) Amendment to OrthAlliance Service and Consulting Agreement, with respect to their applicable OrthAlliance Service and Consulting Agreement;

                           (C) 0.11056, if, as of the Effective Time, at least
                  the 41% to 50% Level of OrthAlliance Affiliated Practice Owners and OrthAlliance Affiliated PCs, but less than the 51% to 60% Level of OrthAlliance Affiliated Professionals and OrthAlliance Affiliated PCs, shall each have duly executed and delivered to

                  OrthAlliance (with a complete and accurate copy provided to OCA) an (1) Amendment to OrthAlliance Affiliated Professional Employment Agreement, with respect to their applicable OrthAlliance Affiliated Professional Employment Agreement, and
                  (2) Amendment to OrthAlliance Service and Consulting Agreement, with respect to their applicable OrthAlliance Service and Consulting Agreement;

                           (D) 0.12899, if, as of the Effective Time, at least
                  the 51% to 60% Level of OrthAlliance Affiliated Practice Owners and OrthAlliance Affiliated PCs, but less than the 61% and Greater Level of OrthAlliance Affiliated Practice Owners and OrthAlliance Affiliated PCs, shall each have duly executed and delivered to OrthAlliance (with a complete and accurate copy provided to OCA) an (A) Amendment to OrthAlliance Affiliated Professional Employment Agreement, with respect to their applicable OrthAlliance Affiliated Professional Employment Agreement, and (B) Amendment to OrthAlliance Service and Consulting Agreement, with respect to their applicable OrthAlliance Service and Consulting Agreement; and

                           (E) 0.16585, if, as of the Effective Time, the 61% or
                  Greater Level of OrthAlliance Affiliated Practice Owners and OrthAlliance Affiliated PCs shall each have duly executed and delivered to OrthAlliance (with a complete and accurate copy provided to OCA) an (A) Amendment to OrthAlliance Affiliated Professional Employment Agreement, with respect to their applicable OrthAlliance Affiliated Professional Employment Agreement, and (B) Amendment to OrthAlliance Service and Consulting Agreement, with respect to their applicable OrthAlliance Service and Consulting Agreement.

                  (ii) "31% to 40% Level of OrthAlliance Affiliated Practice Owners and OrthAlliance Affiliated PCs" shall mean (A) 57 to 75 of the OrthAlliance Affiliated Practice Owners (but not including any Practice Improvement Performance Guarantee Professionals), and (B) such number of OrthAlliance Affiliated Practice Owners (but not including any Practice Improvement Performance Guarantee Professionals) with respect to which is attributable 31.00% to 40.99% (rounded to the nearest one-hundredth of a percent) of the OrthAlliance Annual Service Fees, and (C) each of the OrthAlliance Affiliated PCs employing such OrthAlliance Affiliated Practice Owners referenced in clauses (A) and
         (B).

                  (iii) "41% to 50% Level of OrthAlliance Affiliated Practice Owners and OrthAlliance Affiliated PCs" shall mean (A) 76 to 93 of the OrthAlliance Affiliated Practice Owners (but not including any Practice Improvement Performance Guarantee Professionals), and (B) such number of OrthAlliance Affiliated Practice Owners (but not including any Practice Improvement Performance Guarantee Professionals) with respect to which is attributable 41.00% to 50.99% (rounded to the nearest one-hundredth of a percent) of the OrthAlliance Annual Service Fees, and (C) each of the OrthAlliance Affiliated PCs employing such OrthAlliance Affiliated Practice Owners referenced in clauses (A) and
         (B).

                  (iv) "51% to 60% Level of OrthAlliance Affiliated Practice Owners and OrthAlliance Affiliated PCs" shall mean (A) 94 to 112 of the OrthAlliance Affiliated Practice Owners (but not including any Practice Improvement Performance Guarantee Professionals), and (B) such number of OrthAlliance Affiliated Practice Owners (but not including any Practice Improvement Performance Guarantee Professionals) with respect to which is attributable 51.00% to 60.99% (rounded to the nearest one-hundredth of a percent) of the OrthAlliance Annual Service Fees, and (C) each of the OrthAlliance Affiliated PCs employing such OrthAlliance Affiliated Practice Owners referenced in clauses (A) and
         (B).

                  (v) "61% and Greater Level of OrthAlliance Affiliated Practice Owners and OrthAlliance Affiliated PCs" shall mean (A) 113 or more of the OrthAlliance Affiliated Practice Owners (but not including any Practice Improvement Performance Guarantee Professionals), and (B) such number of OrthAlliance Affiliated Practice Owners (but not including any Practice Improvement Performance Guarantee Professionals) with respect to which is attributable 61.00% or more (rounded to the nearest one-hundredth of a percent) of the OrthAlliance Annual Service Fees, and (C) each of the OrthAlliance Affiliated PCs employing such OrthAlliance Affiliated Practice Owners referenced in clauses (A) and
         (B).

                  (vi) "OrthAlliance Affiliated Practice Owners" shall mean OrthAlliance Affiliated Professionals who own, beneficially and of record, shares of capital stock of, or partnership, membership or other equity interests in, an OrthAlliance Affiliated PC as of the date hereof and the Effective Time.

                  (vii) "OrthAlliance Annual Service Fees" shall mean the amount of service, consulting and management service fees paid to OrthAlliance during the 12 month period from and including April 1, 2000 through and including March 31, 2001 under the OrthAlliance Service and Consulting Agreements (excluding any OrthAlliance Service and Consulting Agreement that is subject to a Practice Improvement Performance Guarantee Agreement and excluding the Pashley Agreement, and including the adjustments with respect to the Walters Agreement and the Tringis Agreement, and annualized amounts with respect to certain OrthAlliance Service and Consulting Agreements originated since April 1, 2000, as provided in Schedule 4.18(h) of the OrthAlliance Disclosure Schedule), but excluding all amounts paid, earned or accrued with respect to reimbursement of center expenses, operating and non-operating expenses incurred in the operation of the OrthAlliance Affiliated Practices or other expenses.

                  (viii) "Amendment to OrthAlliance Affiliated Professional Employment Agreement" shall mean a written amendment to an OrthAlliance Affiliated Practice Owner's respective OrthAlliance Affiliated Professional Employment Agreement, in form and substance satisfactory to OCA and its counsel, which amendment shall be in full force and effect upon and following the Effective Time, include OrthAlliance as a third party beneficiary and provide for an agreement by such OrthAlliance Affiliated Practice Owner and the applicable OrthAlliance Affiliated PC to continue the employment of such OrthAlliance Affiliated Practice Owner by such OrthAlliance

         Affiliated PC as an orthodontist or pedodontist, as applicable, for a period of at least three years following the Closing Date.

                  (ix) "Amendment to OrthAlliance Service and Consulting Agreement" shall mean a written amendment to the respective OrthAlliance Service and Consulting Agreement relating to the OrthAlliance Affiliated Practice of an OrthAlliance Affiliated Practice Owner and the applicable OrthAlliance Affiliated PC employing such OrthAlliance Affiliated Practice Owner, in form and substance satisfactory to OCA and its counsel, which amendments shall be in full force and effect upon and following the Effective Time, and provide for
         (A) an agreement by such OrthAlliance Affiliated Practice Owner and OrthAlliance Affiliated PC to continue the employment of such OrthAlliance Affiliated Practice Owner by such OrthAlliance Affiliated PC as an orthodontist or pedodontist, as applicable, for a period of at least three years following the Closing Date, (B) an agreement by such OrthAlliance Affiliated Practice Owner to guarantee, during the term of his or her employment by such OrthAlliance Affiliated PC, the payment of service, consulting and other fees and amounts, reimbursement of center expenses and other performance by such OrthAlliance Affiliated PC under such OrthAlliance Service and Consulting Agreement, and (C) an agreement by such OrthAlliance Affiliated Practice Owner and OrthAlliance Affiliated PC to utilize only OCA's and its Subsidiaries' proprietary computer software and operating systems in connection with patient accounting and scheduling, payroll, supplies ordering and other business functions of such OrthAlliance Affiliated Practice, and to maintain the current status of such OrthAlliance Affiliated Practice's advertising or non-advertising, as the case may be, to the general public, unless otherwise mutually agreed in writing between OCA or its Subsidiary and such OrthAlliance Affiliated PC.

         (c) At the Effective Time, each certificate (each, a "Certificate") previously representing any such shares of OrthAlliance Common Stock shall thereafter only represent the right to receive the number of whole shares of OCA Common Stock, and the cash in lieu of fractional shares, into which the shares of OrthAlliance Common Stock represented by such Certificate have been converted pursuant to this Article II. Certificates previously representing shares of OrthAlliance Common Stock shall be exchanged for certificates representing whole shares of OCA Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 3.2 hereof, without any interest thereon.

2.5. Anti-Dilution Adjustments. If, between the date of this Agreement and the Effective Time, the shares of OCA Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period (any such event, an "Anti-Dilution Event"), the Applicable Exchange Ratio shall be appropriately and proportionately adjusted to reflect such Anti-Dilution Event, and all references to the Applicable Exchange Ratio shall thereupon and thereafter be to the Applicable Exchange Ratio as so adjusted. There shall be no adjustment in the Exchange Ratio in the event of any change in the price of OCA Common Stock, OrthAlliance Class A Common Stock or OrthAlliance Class B Common Stock or any other matter, other than for Anti-Dilution Events. All shares of OCA Common Stock that are issuable in the Merger shall be deemed for all purposes to have been issued by OCA at the Effective Time.

2.6. No Fractional Shares. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of OCA Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to OCA Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of OCA. In lieu of the issuance of any such fractional share, OCA shall pay to each holder who otherwise would be entitled to receive a fractional share of OCA Common Stock pursuant to the Merger an amount in cash equal to the product of
(x) the Closing Price (as defined below), times (y) the fraction of a share of OCA Common Stock which such holder would otherwise be entitled to receive pursuant to Article II hereof. The "Closing Price" means the average of the last reported sale prices of OCA Common Stock, as reported by the New York Stock Exchange ("NYSE") Composite Transactions Reporting System (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source mutually agreeable to the parties), for the three NYSE trading days immediately preceding the Closing Date.

2.7. Cancellation of Treasury Stock. At the Effective Time, all shares of OrthAlliance Common Stock that are owned directly or indirectly by OCA or OrthAlliance or any of their respective Subsidiaries, shall be canceled and shall cease to exist and no stock of OCA or other consideration shall be delivered in exchange therefor.

2.8. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of OrthAlliance Class B Common Stock which are outstanding immediately prior to the Effective Time and with respect to which appraisal rights shall have been properly demanded in accordance with Section 262 of the DGCL ("OrthAlliance Dissenting Shares") shall not be converted into the right to receive, or be exchangeable for, OCA Common Stock or cash in lieu of fractional shares but, instead, the holders thereof shall be entitled to payment of the appraised value of such OrthAlliance Dissenting Shares in accordance with the provisions of Section 262 of the DGCL; provided, however, that (i) if any holder of OrthAlliance Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares, or (ii) if any holder fails to establish his entitlement to appraisal rights as provided in Section 262 of the DGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of OrthAlliance Common Stock and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, OCA Common Stock and/or cash in lieu of fractional shares, without any interest thereon, as provided in this Article II. OrthAlliance shall give OCA prompt notice of any demands for appraisal received by OrthAlliance, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by OrthAlliance, and the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. OrthAlliance shall not, except with the prior written consent of OCA, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

2.9. Stock Options. At the Effective Time, each unexpired option or warrant granted by OrthAlliance to purchase shares of OrthAlliance Common Stock (each a "OrthAlliance Option") which is outstanding and unexercised immediately prior to the Effective Time shall cease to represent a right to acquire shares of OrthAlliance Common Stock and shall automatically and without any action on the part of the holder thereof be assumed by OCA and converted into an option or warrant, as applicable, to purchase a number of shares of OCA Common Stock at an exercise price determined as follows:

         (a) The number of shares of OCA Common Stock to be subject to such option or warrant as so converted shall be equal to the product of the number of shares of OrthAlliance Common Stock theretofore subject to the option or warrant times the Applicable Exchange Ratio, provided that any fractional shares of OCA Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and

         (b) The exercise price per share of OCA Common Stock under such option or warrant as so converted shall be equal to the exercise price per share of OrthAlliance Common Stock theretofore under the option or warrant divided by the Applicable Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

At the Effective Time, the other terms of each such OrthAlliance Option shall continue to apply in accordance with the terms thereof, the applicable stock option plan and applicable law, except that references to OrthAlliance and its Subsidiaries shall mean OCA and its Subsidiaries.

2.10. Effect on OCA Common Stock. Except for any shares of OCA Common Stock owned by OrthAlliance or any of its Subsidiaries, which shall be converted into treasury stock, the shares of OCA Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

2.11. Conversion of Merger Sub Shares. At the Effective Time, by virtue of the Merger and without any action on the part of OCA as the sole stockholder of OCA Merger Sub, each issued and outstanding share of common stock, par value $.01 per share, of OCA Merger Sub ("OCA Merger Sub Common Stock") will convert into one share of common stock, par value $.01 per share, of the Surviving Corporation.

2.12. Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the certificate of incorporation of OCA Merger Sub, as in effect at the Effective Time, shall be the certificate of incorporation of the Surviving Corporation.

2.13. Bylaws of the Surviving Corporation. At the Effective Time, the bylaws of OCA Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law and the certificate of incorporation of the Surviving Corporation.

2.14. Directors and Officers of the Surviving Corporation. At the Effective Time, the directors of OCA Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. At the Effective Time, the officers of the Surviving Corporation shall be the individuals designated therefor by the board of directors of the Surviving Corporation in accordance with the bylaws of the Surviving Corporation. At or prior to the Closing, OrthAlliance shall deliver to OCA written resignations of each of the directors of OrthAlliance, in form and substance satisfactory to OCA, with such resignations to be effective as of the Effective Time.

2.15. Tax Consequences; Accounting Treatment. It is intended that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and that this

Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the Code, and (ii) be accounted for as a purchase under GAAP.

2.16. Closing. The closing of the transactions contemplated herein (the "Closing") shall take place at the offices of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Nashville, Tennessee at 10:00 a.m. Nashville time on a date designated by OCA within five Business Days following the satisfaction, or waiver by the applicable party, of all of the conditions set forth in Sections 7.1, 7.2 and 7.3 hereof, or at such other location, and on such other date and/or time, as the parties hereto may mutually agree (the "Closing Date"). At the Closing, subject to the satisfaction of the terms and conditions set forth herein, each of OrthAlliance, OCA and OCA Merger Sub will execute and deliver the instruments, certificates and other documents to be executed and delivered hereunder or as may be reasonably requested by any party to consummate the transactions contemplated hereby, all in form and substance reasonably satisfactory to the parties hereto and their respective counsel.


                         ARTICLE III. EXCHANGE OF SHARES

3.1. Deposit of Exchange Fund with Transfer Agent. Promptly following the Effective Time, OCA shall deposit, or shall cause to be deposited, with EquiServe or such other bank or trust company (the "Exchange Agent") selected by OCA and reasonably satisfactory to OrthAlliance, in trust for the benefit of the holders of Certificates, for exchange in accordance with this Article III, certificates representing the shares of OCA Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of OCA Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued or paid pursuant to
Article II in exchange for outstanding shares of OrthAlliance Common Stock.

3.2. Exchange of Shares. Promptly after the Effective Time, OCA shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of OCA Common Stock and the cash in lieu of fractional shares into which the shares of OrthAlliance Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor and the Exchange Agent shall promptly mail to such holder following such surrender
(i) a certificate representing that number of whole shares of OCA Common Stock to which such holder of OrthAlliance Common Stock shall have become entitled pursuant to Article II and (ii) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of Article II, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

3.3. No Dividends Paid To Holders of Unsurrendered Certificates. No dividends or other distributions declared after the Effective Time with respect to OCA Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article III. After the surrender of a Certificate in accordance with this Article III, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of OCA Common Stock represented by such Certificate.

3.4. Issuance of Certificate in Name Differing From Surrendered Certificate. If any certificate representing shares of OCA Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of OCA Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

3.5. Closing of Stock Transfer Books. Upon and after the Effective Time, there shall be no transfers on the stock transfer books of OrthAlliance of the shares of OrthAlliance Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing shares of OCA Common Stock as provided in this Article III.

3.6. Termination of Exchange Fund. Promptly following the first anniversary of the Effective Time, the Exchange Agent will deliver to OCA all cash, certificates (including any representing shares of OCA Common Stock) and other documents in its possession relating to the transactions this Agreement describes, and the Exchange Agent's duties will terminate. Any portion of the Exchange Fund that remains unclaimed by the stockholders of OrthAlliance for 12 months after the Effective Time shall be paid to OCA. Any stockholders of OrthAlliance who have not theretofore complied with this Article III shall thereafter look only to OCA for payment of their shares of OCA Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on OCA Common Stock deliverable in respect of each share of OrthAlliance Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of OCA, OrthAlliance, the Exchange Agent or any other person shall be liable to any former holder of shares of OrthAlliance Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws (collectively, "Escheat Law"). If any Certificate is not surrendered prior to the end of the applicable period after the Effective Time under any applicable Escheat Law (or immediately prior to such earlier date on which any shares of OCA Common Stock, any cash in lieu of fractional shares of OCA Common Stock or any dividends or distributions with respect to such Certificates would otherwise escheat to or become the property of any Governmental Authority) and such shares, cash and dividends or distributions with respect to such Certificates will, to the extent permitted by applicable law, become the property of OCA, free and clear of all claims or interest of any person previously entitled thereto.

3.7. Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by OCA or the Exchange Agent, the posting by such person of a bond in such amount as OCA or the Exchange Agent may direct as indemnity against any claim that may be made against OCA or the Exchange Agent with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of OCA Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.


           ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF ORTHALLIANCE

         OrthAlliance hereby represents and warrants to OCA and OCA Merger Sub that, except as set forth in the disclosure schedule dated as of the date hereof and signed by an authorized officer of OrthAlliance, with each such exception included therein specifically identifying the relevant Section hereto to which it specifically relates (the "OrthAlliance Disclosure Schedule"):

4.1. Corporate Organization. OrthAlliance is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is currently being conducted. OrthAlliance is duly qualified and in good standing to transact business as a foreign corporation in each jurisdiction in which the ownership or use of its assets and properties and the conduct of its business requires such qualification, except such jurisdictions, individually or in the aggregate, in which the failure to be so qualified does not have, and would not be reasonably expected to have, an OrthAlliance Material Adverse Effect. True, accurate and complete copies of OrthAlliance's certificate of incorporation, bylaws or other governing documents, and all amendments thereto, in each case as in effect on the date hereof, have heretofore been delivered or made available to OCA.

4.2. Authorization; Binding Agreement. OrthAlliance has the corporate power and authority to enter into this Agreement and the other documents and instruments to be executed and delivered by OrthAlliance pursuant hereto (collectively, the "OrthAlliance Documents"), and, subject to receipt of approval of this Agreement by the stockholders of OrthAlliance, to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the OrthAlliance Documents, and the consummation of the transactions contemplated hereby, have been duly authorized and approved by the Board of Directors of OrthAlliance at a meeting duly called and held and at which a quorum was present and acting throughout, by the requisite affirmative vote of the directors of OrthAlliance, and the Board of Directors of OrthAlliance has determined that the Merger is in the best interests of OrthAlliance and its stockholders, approved this Agreement and the Merger, recommended to the stockholders of OrthAlliance that they approve and adopt this Agreement and directed that this Agreement and the transactions contemplated hereby be submitted to the stockholders of OrthAlliance for approval by such stockholders at a duly called meeting of such stockholders. No other corporate proceedings on the part of OrthAlliance are necessary to authorize the execution and delivery of this Agreement or, except for the adoption of this Agreement by the requisite vote of OrthAlliance's stockholders in accordance with the DGCL and the certificate of incorporation and bylaws of OrthAlliance, the consummation by OrthAlliance of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by OrthAlliance, and, assuming due execution and delivery by OCA and OCA Merger Sub, this

Agreement constitutes the valid and binding agreement and obligation of OrthAlliance, enforceable against OrthAlliance in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect affecting creditors' rights generally and general equitable principles, regardless of whether enforceability is considered in a proceeding in law or in equity).

4.3. Consents and Approvals. Except for (a) the filing with, and declaration of effectiveness by, the United States Securities and Exchange Commission ("SEC") of a registration statement on Form S-4 (such registration statement and any post-effective amendment thereto relating to this transaction, or any other registration statement on Form S-4 used in connection with the Merger, the "Registration Statement") in which will be included as a prospectus a definitive proxy statement relating to the meeting of stockholders (the "OrthAlliance Stockholders' Meeting") of OrthAlliance to be held in connection with this Agreement and the transactions contemplated herein (the "Proxy Statement"), (b) the approval of this Agreement by the requisite vote of the stockholders of OrthAlliance, (c) the filing of the Certificate of Merger with the Delaware Secretary, (d) the filing by OCA and OrthAlliance of a pre-merger notification with the Federal Trade Commission ("FTC") and the Antitrust Division of the United States Department of Justice ("Antitrust Division") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of any waiting period thereunder, (e) any filings required under state securities or "Blue Sky" laws, (f) any filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval necessitated by the transactions contemplated in this Agreement, (g) requisite consent to consummation of the Merger by the lenders under the OrthAlliance Credit Agreement, and (h) such other authorizations, consents, approvals or filings, the failure of which to obtain or make, individually or in the aggregate, does not have, and would not reasonably be expected to have, an OrthAlliance Material Adverse Effect or materially impair or delay the consummation by OrthAlliance of the transactions contemplated hereby, no authorization, consents or approvals of or filings or registrations with any federal, state, local or foreign government, court, administrative, regulatory or other governmental agency or commission or other governmental authority or instrumentality (each a "Governmental Authority") or with any third party are necessary in connection with (i) the execution and delivery by OrthAlliance of this Agreement and the OrthAlliance Documents and (ii) the consummation by OrthAlliance of the Merger.

4.4. No Conflicts. Neither the execution or delivery by OrthAlliance of this Agreement and the other OrthAlliance Documents, nor the consummation by OrthAlliance of the transactions contemplated hereby or thereby, nor the compliance by OrthAlliance with the provisions hereof, will: (a) violate or conflict with or result in any breach of any provision of the certificate of incorporation, bylaws or other governing documents of OrthAlliance or its Subsidiaries; (b) violate or conflict with any order, injunction, decree, law, statute, rule, ordinance or regulation applicable to OrthAlliance or its Subsidiaries or by which any of their respective properties or assets may be bound; (c) result in a violation or breach of, constitute a default or give rise to any right of termination, cancellation or acceleration under, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation or instrument applicable to OrthAlliance or any Subsidiary thereof, or result in the creation of an Encumbrance upon any property or asset of OrthAlliance or its Subsidiaries or by which any such properties or assets may be bound, or trigger any right of first refusal or other purchase right applicable to OrthAlliance or any Subsidiary thereof; or (d) result in the loss of any license, franchise or permit applicable to OrthAlliance or any Subsidiary thereof; except in each case, where such violation, conflict, breach, default, loss or other event, individually or in the aggregate, does not have, and would not reasonably be expected to have, an OrthAlliance Material Adverse Effect.

4.5. Capitalization.

         (a) The authorized capital stock of OrthAlliance consists of 70,000,000 shares of OrthAlliance Class A Common Stock, 250,000 shares of OrthAlliance Class B Common Stock and 20,000,000 shares of preferred stock, par value $.001 per share ("OrthAlliance Preferred Stock"). As of the date hereof, (i) 12,076,601 shares of OrthAlliance Class A Common Stock are issued and outstanding, all of which were validly issued and are fully paid, nonassessable and free of preemptive rights, (ii) 172,526 shares of OrthAlliance Class B Common Stock are issued and outstanding, all of which were validly issued and are fully paid, nonassessable and free of preemptive rights, (iii) no shares of OrthAlliance Preferred Stock are issued and outstanding, and (iv) 1,198,126 shares of OrthAlliance Class A Common Stock, no shares of OrthAlliance Class B Common Stock and no shares of OrthAlliance Preferred Stock are held in the treasury of OrthAlliance or any of its Subsidiaries.

         (b) There are no shares of OrthAlliance Common Stock reserved for issuance pursuant to the exercise of outstanding options and warrants other than
(i) 2,000,000 shares of OrthAlliance Class A Common Stock reserved for issuance pursuant to OrthAlliance's Amended and Restated 1997 Employee Stock Option Plan (the "OrthAlliance 1997 Employee Plan"), (ii) 500,000 shares of OrthAlliance Class A Common Stock reserved for issuance pursuant to OrthAlliance's 1997 Director Stock Option Plan (the "OrthAlliance 1997 Director Plan"), (iii) 300,000 shares of OrthAlliance Class A Common Stock reserved for issuance pursuant to OrthAlliance's 1997 Orthodontist Stock Option Plan (the "OrthAlliance 1997 Orthodontist Plan"), (iv) 280,000 shares of OrthAlliance Class A Common Stock reserved for issuance pursuant to OrthAlliance's 1999 Orthodontist Stock Option Plan (the "OrthAlliance 1999 Orthodontist Plan"), (v) 500,000 shares of OrthAlliance Class A Common Stock reserved for issuance pursuant to OrthAlliance's 2000 Employee Stock Option Plan (the "OrthAlliance 2000 Employee Plan", and collectively with the OrthAlliance 1997 Employee Plan, the OrthAlliance 1997 Director Plan, the OrthAlliance 1997 Orthodontist Plan and the OrthAlliance 1999 Orthodontist Plan, the "OrthAlliance Option Plans"), (vi) 593,622 shares of OrthAlliance Class A Common Stock reserved for issuance pursuant to the exercise of certain warrants to purchase shares of OrthAlliance Class A Common Stock (the "OrthAlliance Warrants"), and (vii) 1,922,526 shares of OrthAlliance Class A Common Stock reserved for issuance upon conversion of outstanding shares of OrthAlliance Class B Common Stock.

         (c) Except for (i) options outstanding to purchase a total of (A) 1,150,859 shares of OrthAlliance Class A Common Stock under the OrthAlliance 1997 Employee Plan, (B) 295,000 shares of OrthAlliance Class A Common Stock under the OrthAlliance 1997 Director Plan, (C) 184,169 shares of OrthAlliance Class A Common Stock under the OrthAlliance 1997 Orthodontist Plan, (D) 274,394 shares of OrthAlliance Class A Common Stock under the OrthAlliance 1999 Orthodontist Plan, and (E) 140,000 shares of OrthAlliance Class A Common Stock under the OrthAlliance 2000 Employee Plan, (ii) warrants outstanding to purchase a total of 543,622 shares of OrthAlliance Class A Common Stock (the "OrthAlliance Warrants"), and (iii) 172,526 shares of OrthAlliance Class B Common Stock issued and outstanding as of the date hereof, OrthAlliance does not have and is not bound by any outstanding subscriptions, options, warrants, convertible securities, conversion rights, preemptive or other rights, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of OrthAlliance Common Stock or OrthAlliance Preferred Stock or any other equity security or capital stock of OrthAlliance or any securities representing the right to purchase or otherwise receive any shares of OrthAlliance Common Stock or any other equity security or capital stock of OrthAlliance. OrthAlliance has no outstanding stock appreciation rights, phantom stock rights or similar rights. OrthAlliance has no outstanding obligations, contingent or otherwise, to reacquire any shares of OrthAlliance Common Stock. Set forth in Section 4.5 of the OrthAlliance Disclosure Schedule is a complete and correct list, for each of the OrthAlliance Plan Options and the OrthAlliance Warrants, of the names of the optionees or holders thereof, the date of grant or issuance, the OrthAlliance Option Plan to which any such OrthAlliance Plan Option relates, the number of shares of OrthAlliance Common Stock subject to each such OrthAlliance Plan Option and OrthAlliance Warrant, the expiration date of each such OrthAlliance Plan Option and OrthAlliance Warrant, and the price at which each such OrthAlliance Plan Option and OrthAlliance Warrant may be exercised.

         (d) The holders of bonds, debentures, notes or other indebtedness of OrthAlliance do not have the right, as such, to vote on this Agreement and the transactions contemplated herein or other matters with respect to which stockholders of OrthAlliance may vote. There are no voting trusts, proxies or other agreements or understandings (collectively, "Voting Arrangements") to which OrthAlliance or any of its Subsidiaries, directors or executive officers is a party or is bound with respect to the voting of any shares of capital stock of OrthAlliance.

4.6. SEC Reports and Financial Statements.

         (a) OrthAlliance has timely filed with the SEC all reports, schedules, forms, registration statements, proxy statements, information statements and other documents (including all exhibits, post-effective amendments and supplements) required to be filed by OrthAlliance with the SEC since January 1, 1998 (collectively, the "OrthAlliance SEC Reports"), all of which OrthAlliance SEC Reports, as amended if applicable, complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. OrthAlliance has previously delivered or made available to OCA copies (including all exhibits, post-effective amendments and supplements) of the OrthAlliance SEC Reports. None of OrthAlliance's Subsidiaries is or has been required to file any reports, schedules, forms, registration statements, proxy statements, information statements or other documents with the SEC. As of their respective dates, the OrthAlliance SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) The audited consolidated financial statements and unaudited interim consolidated financial statements of OrthAlliance included in the OrthAlliance SEC Reports (collectively, the "OrthAlliance Financial Statements") were prepared in accordance with GAAP consistently applied throughout the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of OrthAlliance and its Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

4.7. Subsidiaries.

         (a) Set forth in Section 4.7 of the OrthAlliance Disclosure Schedule is the name and state of incorporation of each of OrthAlliance's Subsidiaries and, except as so disclosed, OrthAlliance does not control, directly or indirectly, and does not have any direct or indirect equity participation in any other Person. Each Subsidiary of OrthAlliance is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each Subsidiary of OrthAlliance is qualified to do business and is in good standing in each jurisdiction in which the properties it owns, leases or operates or the nature of the business it conducts makes such qualification necessary, except where the failure to be so qualified and in good standing, when taken together with all such other failures with respect to all of OrthAlliance's Subsidiaries, does not have, and would not reasonably be expected to have, an OrthAlliance Material Adverse Effect. True, accurate and complete copies of the respective certificates or articles of incorporation, bylaws or other governing documents, and all amendments thereto, in each case as in effect on the date hereof, of OrthAlliance's Subsidiaries have heretofore been delivered or made available to OCA.

         (b) OrthAlliance owns, directly or indirectly, all of the issued and outstanding shares of the capital stock and equity securities of each of its Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. OrthAlliance's Subsidiaries are not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of any of OrthAlliance's Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of any of OrthAlliance's Subsidiaries. There are no outstanding subscriptions, options, warrants, calls, commitments, agreements or Voting Arrangements of any character by which OrthAlliance or any of its Subsidiaries will be bound calling for the voting, purchase or issuance of any shares of the capital stock or equity securities of any of OrthAlliance's Subsidiaries.

4.8. Absence of Undisclosed Liabilities. None of OrthAlliance or its Subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies that are accrued or reserved against in the OrthAlliance 2000 Financial Statements or reflected in the notes thereto, or were incurred in the ordinary course of business and consistent with past practices, (b) liabilities, obligations or contingencies that, individually or in the aggregate, do not have, and would not reasonably be expected to have, an OrthAlliance Material Adverse Effect, and (c) liabilities and obligations that are of a nature not required to be reflected in the OrthAlliance 2000 Financial Statements, and that were incurred in the ordinary course of business consistent with past practice.

4.9. Investigations; Litigation.

         (a) There is no investigation or review being undertaken or that is pending by any Governmental Authority with respect to OrthAlliance or any of its Subsidiaries that, individually or in the aggregate, has, or would reasonably be expected to have, an OrthAlliance Material Adverse Effect, nor has any Governmental Authority notified OrthAlliance or any of its Subsidiaries of an intention to conduct any such investigation or review.

         (b) There are no claims, suits, actions, arbitration actions or other proceedings pending or, to the knowledge of OrthAlliance, threatened against, relating to or affecting any of OrthAlliance or its Subsidiaries, or their respective directors and officers, in their capacities as such, or their respective assets, businesses or properties, which seeks to restrain or enjoin the consummation of the transactions contemplated herein or which have, or would reasonably be expected to have, either alone or in the aggregate with all such claims, actions or other proceedings, an OrthAlliance Material Adverse Effect. There are no decrees, injunctions, writs or orders of any court or governmental department or agency applicable to any of OrthAlliance or its Subsidiaries, or their assets or businesses, or which prohibits or restricts the consummation of the transactions contemplated herein or which have, or would reasonably be expected to have, an OrthAlliance Material Adverse Effect. To the knowledge of OrthAlliance, there are no professional malpractice claims, suit or actions, nor any disciplinary or similar proceedings before or by any applicable dental board or similar Governmental Authority, pending or threatened against any of the OrthAlliance Affiliated Professionals.

4.10. Compliance with Law. OrthAlliance and each of its Subsidiaries is in compliance with all applicable statutes, regulations, judgments, injunctions, decrees, orders, ordinances and other laws (collectively, "Laws") of the United States of America and any applicable foreign jurisdictions, all state and local governments and other Governmental Authorities, and agencies and courts of any of the foregoing, to which any of OrthAlliance or its Subsidiaries is subject, and none of OrthAlliance or its Subsidiaries has received any notice to the effect that, or otherwise been advised that, any of OrthAlliance or its Subsidiaries has violated or is not in compliance with any of such Laws, and, to the knowledge of OrthAlliance, there are no investigations with respect thereto; except in each case with respect to non-compliance or violations that, individually or in the aggregate, do not have, and would not reasonably be expected to have, an OrthAlliance Material Adverse Effect.

4.11. Governmental Licenses.

         (a) Section 4.11 of the OrthAlliance Disclosure Schedule contains a complete and accurate list of each license, permit and other governmental authorization ("Governmental Licenses") that is held by OrthAlliance or any of its Subsidiaries or that is required in connection with the business of OrthAlliance and its Subsidiaries. Each such Governmental License is valid and in full force and effect and OrthAlliance and its Subsidiaries are and have been in compliance in all material respects with all of the terms and requirements thereof. OrthAlliance and its Subsidiaries have all Governmental Licenses necessary to conduct their businesses as currently conducted, except for permits, the absence of which, in the aggregate, do not have, and would not reasonably be expected to have, an OrthAlliance Material Adverse Effect.

         (b) No event has occurred or circumstance exists that may (with or without notice or lapse of time) (i) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental License, or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental License except as does not have and would not reasonable be expected to have an OrthAlliance Material Adverse Effect.

         (c) Neither OrthAlliance nor any of its Subsidiaries has received any notice or other communication from any Governmental Authority or any other person regarding (i) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental License or any failure to obtain any required Governmental License, or (ii) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental License.

         (d) All applications required to have been filed for the renewal of the Governmental Licenses have been duly filed on a timely basis with the appropriate Governmental Authorities, and all other filings required to have been made with respect to such Governmental Licenses have been duly made on a timely basis with the appropriate Governmental Authorities except as does not and would not reasonably be expected to have an OrthAlliance Material Adverse Effect.

4.12. Absence of Certain Changes or Events. Except as set forth in Section 4.12 of the OrthAlliance Disclosure Schedule, since December 31, 2000, none of OrthAlliance or its Subsidiaries has: (a) operated other than in the ordinary course of business consistent with past practice; (b) incurred, experienced or suffered any OrthAlliance Material Adverse Effect; (c) acquired or agreed to acquire any material assets, or entered into any OrthAlliance Service and Consulting Agreements or acquisition agreements (or similar agreements) with any orthodontists, dentists or professional entities, either directly or indirectly, by purchase, merger, stock purchase or otherwise, except in the ordinary course of business, consistent with past practice; (d) transferred, leased, licensed, sold, mortgaged, pledged, disposed of or encumbered any assets, other than in the ordinary course of business and consistent with past practice; (e) except in the ordinary course of business, consistent with past practice, adopted any new, or amended or otherwise increased, or accelerated the payment or vesting of the amounts payable or to become payable under any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan agreement or arrangement, entered into any employment, consulting, change in control, severance or similar agreement with or, except in accordance with the existing written agreements, granted any severance, change in control or termination pay to any officer, director, key employee, consultant, agent or group of employees, or increased the compensation or benefits of any officer, director, key employee, consultant, agent or group of employees; (f) modified, amended, canceled or terminated, or suffered or received notice of the termination or cancellation of, any OrthAlliance Service and Consulting Agreement, leases, contracts or receivables, or waived, released or assigned any material rights or claims with respect thereto, except in the ordinary course of business and consistent with past practice; (g) incurred or modified any material indebtedness or other liability, except in the ordinary course of business, consistent with past practice; (h) assumed, guaranteed, endorsed or otherwise become liable or responsible (whether directly, contingently or otherwise) for material obligations of any other person, except in the ordinary course of business and consistent with past practice; (i) made any material loans, advances or capital contributions to, or investments in, any other person (other than to its wholly-owned Subsidiaries or in the ordinary course of business consistent with past practice); (j) instituted, settled or agreed to settle, any material litigation, action or proceeding before any court, arbitrator or governmental body; (k) made any tax election or settled or compromised any tax liability, or made any change in any method of accounting for taxes or accounting policy with respect to taxes; (l) changed any of the accounting methods or policies used by it; (m) paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, in the ordinary course of business and consistent with past practice, or claims, liabilities or obligations reflected or reserved against in, or contemplated by, the OrthAlliance 2000 Financial Statements; (n) entered into any material transaction, contract, agreement or commitment, other than this Agreement or in the ordinary course of business and consistent with past practice; or (o) agreed, whether in writing or otherwise, to take any action described in this
Section 4.12.

4.13. Title to Assets. OrthAlliance and its Subsidiaries have good and marketable title to all of their respective assets, free and clear of all Encumbrances, and no financing statement covering all or any portion of OrthAlliance's and its Subsidiaries' assets and naming OrthAlliance or a Subsidiary thereof as debtor has been filed in any public office, and neither OrthAlliance nor any Subsidiary thereof has signed any financing statement or security agreement as debtor or borrower which financing statement or security agreement covers all or any portion of the assets of OrthAlliance or its Subsidiaries.

4.14. Assets. OrthAlliance's and its Subsidiaries' material equipment, furniture, computers and other tangible personal property are in good operating condition and repair (ordinary wear and tear excepted), free of any material defects and suitable in all material respects for the operations of OrthAlliance's and its Subsidiaries' business, as currently conducted, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. OrthAlliance's and its Subsidiaries' inventories of material dental and orthodontic, janitorial and office supplies and consumables are of a good and merchantable quality usable or saleable in the ordinary course of business consistent with past practice, is in a quantity reasonable for the operations of OrthAlliance's and its Subsidiaries' business, as currently conducted, in the ordinary course of business in accordance with past practice, and is valued at reasonable amounts not subject to any material write-down. Set forth in Section 4.14 of the OrthAlliance Disclosure Schedule is a complete and accurate description of the accounts receivable, notes receivable, evidences of indebtedness and other rights to receive payment for service fees, consulting fees, center expense reimbursement, advances, loans and other amounts payable to OrthAlliance and its Subsidiaries by OrthAlliance Affiliated PCs and OrthAlliance Affiliated Professionals ("Receivables") as of March 31, 2001. Such Receivables are valid and enforceable claims and obligations, have arisen only from bona fide transactions in the ordinary course of business and are collectible in the aggregate amount thereof, less any applicable reserves recorded on OrthAlliance balance sheet as of March 31, 2001, a copy of which has heretofore been provided to OrthAlliance, which reserves are adequate and calculated consistent with past practice. Except as set forth in Section 4.14 of the OrthAlliance Disclosure Schedule, to the knowledge of OrthAlliance, there are no asserted contests, refusals to pay or rights of set-off with respect to any of such Receivables.

4.15. Intellectual Property Rights. OrthAlliance and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all intellectual property individually or in the aggregate material to the conduct of the businesses of OrthAlliance and its Subsidiaries as currently conducted and taken as a whole. Neither OrthAlliance nor any Subsidiary thereof is in default (or with the giving of notice or lapse of time, or both, would be in default) under any license to use such intellectual property. To the knowledge of OrthAlliance, such intellectual property is not being infringed by any third party and neither OrthAlliance nor any Subsidiary thereof is infringing any intellectual property of any third party, except for such defaults and infringements that, individually or in the aggregate, do not have and would not be reasonably expected to have an OrthAlliance Material Adverse Effect.

4.16. Contracts.

         (a) Set forth in Section 4.16(a) of the OrthAlliance Disclosure
Schedule is a list, including parties and dates, of each of the OrthAlliance Service and Consulting Agreements. OrthAlliance has heretofore delivered to OCA or its counsel true, correct and complete copies of all of the OrthAlliance Service and Consulting Agreements, and all amendments, supplements and other documents related thereto. Each of the OrthAlliance Service and Consulting Agreements is a valid and binding obligation of the parties thereto, are unmodified, are in full force and effect, and are enforceable against each of the parties thereto in accordance with their respective terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect affecting creditors' rights generally and general equitable principles, regardless of whether enforceability is considered in a proceeding in law or in equity). To the knowledge of OrthAlliance, except as disclosed in Section 4.16(a) of the OrthAlliance Disclosure Schedule, no event has occurred which, after notice or the passage of time or both, would constitute a material default or breach by any party to any of the OrthAlliance Service and Consulting Agreements, (ii) no party to any of the OrthAlliance Service and Consulting Agreements has or, to the knowledge of OrthAlliance, intends, to terminate or adversely modify its agreement(s) or obligations with respect thereto, or cease performing thereunder, and (iii) there are no outstanding material disputes under any of the OrthAlliance Service and Consulting Agreements, and there is no pending or, to the knowledge of OrthAlliance, threatened, litigation or other legal proceeding with respect to any of the OrthAlliance Service and Consulting Agreements. The OrthAlliance Service and Consulting Agreements constitute all of the contracts, agreements and understandings applicable to the provision of administrative, management or business services to the OrthAlliance Affiliated PCs.

         (b) Set forth in Section 4.16(b) of the OrthAlliance Disclosure
Schedule is a list, including parties and dates, of any contract or agreement (whether written or oral), other than the OrthAlliance Service and Consulting Agreements, to which OrthAlliance or any of its Subsidiaries is a party to or bound by any contract or agreement (whether written or oral) (i) with respect to the employment of any employees, officers, directors or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from OCA, OrthAlliance, the Surviving Corporation or any of their respective Subsidiaries to any employee, officer, director or consultant thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement ("OrthAlliance Material Contracts"), (iv) which is not terminable on 90 days or less notice involving the payment of more than $100,000 per annum, or (v) which materially restricts the conduct of any line of business by OrthAlliance or any of its Subsidiaries. Each contract, arrangement, commitment or understanding of the type described in this Section 4.16(b) is referred to herein as a "OrthAlliance Contract." OrthAlliance has heretofore provided to OCA or its counsel true, correct and complete copies of each OrthAlliance Contract. Each OrthAlliance Material Contract is valid and binding and in full force and effect with respect to the obligations of OrthAlliance or its Subsidiaries and, to the knowledge of OrthAlliance, is valid and binding, enforceable and in full force and effect with respect to the obligations of the counterparties thereto (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect affecting creditors' rights generally and general equitable principles, regardless of whether enforceability is considered in a proceeding in law or in equity), and OrthAlliance and each of its Subsidiaries has performed in all material respects all obligations required to be performed by it to date under each such OrthAlliance Material Contract, and no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of OrthAlliance or any of its Subsidiaries under any OrthAlliance Material Contract, or to the knowledge of OrthAlliance, any other party thereto.

4.17. Leases. OrthAlliance has heretofore delivered to OCA true, correct and complete copies of each of the lease agreements, and all amendments, supplements and other documents related thereto, under which OrthAlliance or its Subsidiaries lease real or personal property that is material to the operations of OrthAlliance's and its Subsidiaries' business as currently conducted (collectively, the "Leases"). Each Lease is legal, valid, binding, enforceable and in full force and effect and will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect affecting creditors' rights generally and general equitable principles, regardless of whether enforceability is considered in a proceeding in law or in equity). Neither OrthAlliance nor any of its Subsidiaries is in breach or default under any Lease and no event has occurred which, with notice or lapse of time, would constitute a breach or default of such Lease by OrthAlliance or any of its Subsidiaries or permit termination, modification or acceleration thereof by the respective lessor, and no party to any such Lease has repudiated any provision thereof. There are no disputes, oral agreements or forbearance programs in effect as to any Lease. All facilities leased under the Leases are supplied with utilities and other services necessary for the operation of said facilities.

4.18. Affiliated Practices.

         (a) Section 4.18(a) of the OrthAlliance Disclosure Schedule contains complete and accurate lists separately identifying each of (i) the OrthAlliance Affiliated PCs, (ii) the OrthAlliance Affiliated Practice Owners, (iii) the OrthAlliance Affiliated Orthodontists, and (iv) the OrthAlliance Affiliated Pedodontists, indicating the practice location(s) for each such OrthAlliance Affiliated PC, OrthAlliance Affiliated Practice Owner, OrthAlliance Affiliated Orthodontist and OrthAlliance Affiliated Pedodontist.

         (b) To the knowledge of OrthAlliance, each OrthAlliance Affiliated Orthodontist engages in orthodontic practice only for an OrthAlliance Affiliated Practice, has graduated from an accredited school of dentistry and orthodontic residency program, is fully accredited as, and has all necessary Governmental Licenses to practice as an orthodontist in each applicable state, and carries all professional malpractice insurance required under his or her respective OrthAlliance Affiliated Professional Employment Agreement and applicable OrthAlliance Service and Consulting Agreement.

         (c) To the knowledge of OrthAlliance, each OrthAlliance Affiliated Pedodontist engages in a pedodontic practice only for an OrthAlliance Affiliated Practice, has graduated from an accredited school of dentistry and pedodontic residency program, is fully accredited as, and has all necessary Governmental Licenses to practice as a pedodontist in each applicable state, and carries all professional malpractice insurance required under his or her respective OrthAlliance Affiliated Professional Employment Agreement and applicable OrthAlliance Service and Consulting Agreement.

         (d) To the knowledge of OrthAlliance, each OrthAlliance Affiliated Professional is able to fulfill his or her employment commitment to his or her applicable OrthAlliance Affiliated PC.

         (e) To the knowledge of OrthAlliance: (i) each Governmental License required to be maintained by an OrthAlliance Affiliated PC or OrthAlliance Affiliated Professional is valid and in full force and effect and each OrthAlliance Affiliated PC or OrthAlliance Affiliated Professional is in compliance in all material respects with all of the terms and requirements thereof, (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental License maintained by any OrthAlliance Affiliated PC or OrthAlliance Affiliated Professional, or result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental License maintained by any OrthAlliance Affiliated PC or OrthAlliance Affiliated Professional, except as does not have, and would not reasonably be expected to have, an OrthAlliance Material Adverse Effect, (iii) no OrthAlliance Affiliated PC or OrthAlliance Affiliated Professional has received any notice or other communication from any Governmental Authority or any other person regarding any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental License maintained by any OrthAlliance Affiliated PC or OrthAlliance Affiliated Professional or any failure to obtain any required Governmental License, or any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental License maintained by any OrthAlliance Affiliated PC or OrthAlliance Affiliated Professional; (iv) all applications required to have been filed by each OrthAlliance Affiliated PC and OrthAlliance Affiliated Professional for the renewal of the Governmental Licenses have been duly filed on a timely basis with the appropriate Governmental Authorities, and all other filings required to have been made by each OrthAlliance Affiliated PC and OrthAlliance Affiliated Professionals with respect to such Governmental Licenses have been duly made on a timely basis with the appropriate Governmental Authorities, except as do not have, and would not reasonably be expected to have, an OrthAlliance Material Adverse Effect.

         (f) Section 4.18(f) of the OrthAlliance Disclosure Schedule identifies each "Market Profitability Index" or other similar provision applicable to any OrthAlliance Affiliated PC or OrthAlliance Affiliated Professional, identifying the relevant OrthAlliance Affiliated PC or OrthAlliance Affiliated Professional. OrthAlliance has never been required to pay any amounts under any Market Profitability Index provision, has never been requested to pay any amount under any such provision and has never formulated any requirements for payments under any such provision.

         (g) Section 4.18(g) of the OrthAlliance Disclosure Schedule identifies each Practice Improvement Performance Guarantee or other similar provision applicable to any OrthAlliance Affiliated PC or OrthAlliance Affiliated Professional, identifying the relevant OrthAlliance Affiliated PC or OrthAlliance Affiliated Professional. Other than as set forth in Section 4.18(g) of the OrthAlliance Disclosure Schedule, OrthAlliance and its Subsidiaries have never been required to reduce or defer any payments due to it under an OrthAlliance Service and Consulting Agreement pursuant to a Practice Improvement Performance Guarantee.

         (h) Section 4.18(h) of the OrthAlliance Disclosure Schedule sets forth a complete and accurate schedule of the amount of OrthAlliance Annual Service Fees attributable to each OrthAlliance Affiliated Practice Owner.

4.19. Tax Matters.

         (a) All Tax Returns for all periods ending on or before the Closing Date that are or were required to be filed by or with respect to OrthAlliance and any of its Subsidiaries, either separately or as a member of an affiliated group of corporations, have been filed on a timely basis and in accordance with applicable laws, regulations and administrative requirements. All such Tax Returns that have been filed on or before the Closing Date were, when filed, and continue to be, true, correct and complete in all material respects.

         (b) OrthAlliance has provided or made available to OCA all reports of and communications for all open years from IRS agents and the corresponding agents of other state, local and foreign Governmental Authorities who have examined the respective books and records applicable to OrthAlliance and any of its Subsidiaries. Section 4.19(b) of the OrthAlliance Disclosure Schedule describes all adjustments in respect of OrthAlliance and any of its Subsidiaries to Tax Returns filed by, or on behalf of, OrthAlliance, its Subsidiaries or any affiliated group of corporations of which OrthAlliance or a Subsidiary thereof is or was a member, for all open taxable years, that have been proposed by any representative of any governmental agency, and Section 4.19(b) of the OrthAlliance Disclosure Schedule describes the resulting Taxes, if any, proposed to be assessed. All deficiencies proposed (plus interest, penalties and additions to tax that were or are proposed to be assessed thereon, if any) as a result of such examinations have been paid, reserved against or settled or, as described in Section 4.19(b) of the OrthAlliance Disclosure Schedule, are being contested in good faith by appropriate proceedings. Neither OrthAlliance nor any of its Subsidiaries has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other entity) of any statute of limitations relating to the payment of Taxes for which OrthAlliance or any of its Subsidiaries may be liable.

         (c) OrthAlliance and its Subsidiaries have paid, or made provision for the payment of, all Taxes, including personal property taxes, that have or may become due for all periods ending on or before the Closing Date, including, without limitation, all Taxes reflected on the Tax Returns referred to in this
Section 4.19, or in any assessment, proposed assessment or notice, received by OrthAlliance or any Subsidiary of OrthAlliance, except such Taxes, if any, as are set forth in Section 4.19(c) of the OrthAlliance Disclosure Schedule that are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP consistently applied) have been provided. The charges, accruals and reserves with respect to Taxes reflected in the OrthAlliance 2000 Financial Statements were determined in accordance with GAAP consistently applied. In all material respects, all Taxes that OrthAlliance and its Subsidiaries are or were required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate Governmental Authority. There are no liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of OrthAlliance or any of its Subsidiaries (except for Taxes not yet due).

         (d) There are no closing agreements, requests for rulings or requests for technical advice, in respect of any Taxes, pending between OrthAlliance or any of its Subsidiaries and any Governmental Authority.

         (e) No consent to the application of Section 341(f)(2) of the Code has ever been filed with respect to any property or assets held or acquired or to be acquired by OrthAlliance or any of its Subsidiaries.

         (f) There is no existing tax allocation or sharing agreement that may or will require that any payment be made by or to OrthAlliance or any of its Subsidiaries on or after the Closing Date.

         (g) No property or asset owned by OrthAlliance or any of its Subsidiaries is property that OCA is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code.

         (h) Neither OrthAlliance nor any of its Subsidiaries has agreed to, or is required to make, any adjustment pursuant to Section 481(a) of the Code, nor has the IRS proposed any such adjustment or change in accounting method with respect to OrthAlliance or any of its Subsidiaries. OrthAlliance and its Subsidiaries do not have any application pending with any Governmental Authority requesting permission for any change in accounting method.

         (i) Except as disclosed in Section 4.19(i) of the OrthAlliance Disclosure Schedule, there is no contract, agreement, plan or arrangement covering any person that, individually or collectively, as a consequence of this transaction could give rise to the payment of any amount that would not be deductible by OCA, the Surviving Corporation, or OrthAlliance or any of its Subsidiaries by reason of Section 280G of the Code.

         (j) Neither OrthAlliance nor any of its Subsidiaries owns an interest in any (i) domestic international sales corporation, (ii) foreign sales corporation, (iii) controlled foreign corporation, or (iv) passive foreign investment company.

         (k) Neither OrthAlliance nor any of its Subsidiaries is a party to any deferred intercompany transaction that will be restored (pursuant to the Treasury Regulations under Section 1502 of the Code) and will result in income or loss to OrthAlliance or any of its Subsidiaries due to this Agreement and the transactions contemplated hereby.

         (l) Neither OrthAlliance nor any of its Subsidiaries is, nor has ever been, a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         (m) None of the assets of OrthAlliance or any of its Subsidiaries directly or indirectly secure any debt the interest on which is tax-exempt under
Section 103(a) of the Code.

4.20. Employee Benefit Matters.

         (a) Set forth in Section 4.20 of the OrthAlliance Disclosure Schedule is a complete and accurate list of each employee benefit plan including, but not limited to, pension, profit sharing, 401(k), severance, welfare, disability and deferred compensation, and all other material employee benefit plans, agreements, programs, policies or arrangements including, but not limited to, stock purchase, stock option, employment, change-in-control, fringe benefit, bonus and incentive, whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether formal or informal, oral or written, legally binding or not, under which any employee, former employee, director, consultant or independent contractor of OrthAlliance or any Subsidiary thereof has any present or future right to benefits or under which OrthAlliance or any Subsidiary thereof has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "OrthAlliance Benefit Plans" but shall be separately identified in such Section 4.20 of the OrthAlliance Disclosure Schedule.

         (b) With respect to each OrthAlliance Benefit Plan, OrthAlliance has delivered or made available to OCA (i) current, accurate and complete copies of each such OrthAlliance Benefit Plan, including all trust agreements, each summary plan description or other description, insurance or annuity contracts, agreements, participant records and any other material documents or instruments relating thereto; (ii) copies of each Form 5500 Annual Report and accompanying schedules, each actuarial report (to the extent applicable) and; (iii) with respect to each such OrthAlliance Benefit Plan which is an employee pension benefit plan (as such term is defined in section 3(2) of ERISA), intended to qualify under section 401(a) of the Code, copies of the most recent IRS determination letter (including copies of any outstanding request for determination letters).

         (c) Each OrthAlliance Benefit Plan has been established and administered in accordance with its terms, and each such OrthAlliance Benefit Plan and OrthAlliance and its Subsidiaries are in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal and state applicable laws, rules and regulations with respect thereto.

         (d) Each OrthAlliance Benefit Plan that is an "employee pension benefit plan" (within the meaning of section 3(2) of ERISA) is qualified under section 401(a) of the Code and its related trust is exempt from federal income tax under section 501(a) of the Code. No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such OrthAlliance Benefit Plan or trust.

         (e) No event has occurred and no condition exists that likely could subject OrthAlliance or any Subsidiary thereof to any tax, fine, lien, penalty or other liability imposed by ERISA (including any breach of fiduciary responsibility by any director, officer or employee), the Code or other applicable laws, rules and regulations.

         (f) Neither OrthAlliance nor any Subsidiary thereof sponsors or maintains, or has ever sponsored or maintained, or has any actual or contingent liability under or relating to, any plan that is or was a defined benefit plan, as defined in section 3(35) of ERISA, or that is a

Multiemployer Plan within the meaning of section 4001(a)(3) of ERISA, or that is otherwise subject to title IV of ERISA.

         (g) No OrthAlliance Benefit Plan is a "multiple employer welfare arrangement" within the meaning of section 3(40) of ERISA, except for OrthAlliance Benefit Plans that are fully insured and with respect to which each Form M-1 has been timely filed.

         (h) All material reports, returns, notices and similar documents pertaining to each OrthAlliance Benefit Plan that are required to be filed with any Governmental Authority or distributed to any OrthAlliance Benefit Plan participant have been duly and timely filed or distributed.

         (i) For each OrthAlliance Benefit Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof.

         (j) No "prohibited transaction" (as such term is defined in section 406 of ERISA and section 4975 of the Code) or "accumulated funding deficiency" (as such term is defined in section 302 of ERISA and section 412 of the Code (whether or not waived)) has occurred with respect to any OrthAlliance Benefit Plan.

         (k) No OrthAlliance Benefit Plan or any related trust or fiduciary thereof is the direct or indirect subject of a material audit, investigation or examination by any Governmental Authority or quasi-governmental authority.

         (l) The execution of this Agreement and the performance of the transactions contemplated hereby will not constitute an event under any OrthAlliance Benefit Plan that may reasonably be expected to result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee, former employee or director of OrthAlliance or any Subsidiary thereof.

         (m) All contributions and payments made or accrued with respect to all OrthAlliance Benefit Plans and other benefit obligations are deductible under section 162 of the Code or section 404 of the Code. No amount or any asset of any OrthAlliance Benefit Plan is subject to tax as unrelated business taxable income.

         (n) To the knowledge of OrthAlliance, no event has occurred or circumstance exists that could result in a material increase in premium costs of OrthAlliance Benefit Plans and other benefit obligations that are insured or a material increase in benefit costs of such plans and obligations that are self-insured.

         (o) Except to the extent required under section 601 et seq. of ERISA and section 4980B of the Code, OrthAlliance and its Subsidiaries do not provide health or welfare benefits for any retired or former employee and is not obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

         (p) OrthAlliance and its Subsidiaries have the right to modify and terminate each OrthAlliance Benefit Plan with respect to both retired and active employees.

         (q) OrthAlliance and its Subsidiaries have complied in all material respects with the provisions of section 601 et seq. of ERISA and section 4980B of the Code.

         (r) With respect to any OrthAlliance Benefit Plan, (i) no actions, suits or claims (other than claims for benefits made in the ordinary course of the OrthAlliance Benefit Plan's operation) are pending or, to the knowledge of OrthAlliance, threatened; and (ii) no facts or circumstances exist that reasonably could give rise to any such actions, suits or claims.

         (s) Full payment has been made of all amounts which are due to any of the OrthAlliance Benefit Plans. Furthermore, OrthAlliance and its Subsidiaries have made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of each of the OrthAlliance Benefit Plans.

         (t) All OrthAlliance Affiliated Professionals have, at all times during their relationship with OrthAlliance and its Subsidiaries, been properly classified as independent contractors and not employees of OrthAlliance or its Subsidiaries for purposes of all applicable law, including, without limitation, for federal, state and local employment tax purposes.

4.21. Environmental Matters.

         (a) OrthAlliance and each of its Subsidiaries are in compliance with all applicable international, federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), which compliance includes, but is not limited to, the possession by OrthAlliance and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for noncompliance which, individually or in the aggregate, does not have, and would not reasonably be expected to have, an OrthAlliance Material Adverse Effect.

         (b) Neither OrthAlliance nor any of its Subsidiaries have received written notice of, or is the subject of, any actions, causes of action, claims, investigations, demands or notices by any person asserting an obligation to conduct investigations or cleanup activities under Environmental Law or alleging liability under or noncompliance with any Environmental Law (collectively, "Environmental Claims") that, individually or in the aggregate, has, or would reasonably be expected to have, an OrthAlliance Material Adverse Effect.

         (c) There are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or statutory liability or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, or any pollutant, contaminant, or hazardous or toxic material or waste (including biohazardous and medical waste) with respect to or affecting OrthAlliance or any of its Subsidiaries except for such events, conditions, circumstances, activities, practices, incidents, actions or plans as, singly or in the aggregate, do not have, and would not reasonably be expected to have, an OrthAlliance Material Adverse Effect.

4.22. Labor Controversies. There are no controversies pending or, to the knowledge of OrthAlliance, threatened between any of OrthAlliance or its Subsidiaries and any representatives of any of their employees and, to the knowledge of OrthAlliance, there are no organizational efforts being made involving any unorganized employees of any of OrthAlliance or its Subsidiaries, except for such controversies and organizational efforts, as, singly or in the aggregate, do not have, and would not reasonably be expected to have, an OrthAlliance Material Adverse Effect.

4.23. Insurance. OrthAlliance and its Subsidiaries maintain insurance coverage reasonably adequate for their assets and the operation of their businesses. None of OrthAlliance or its Subsidiaries is in material default with respect to any policies or binders of indemnity, liability, directors' and officers,' worker's compensation, health and other forms of insurance policies or binders in force as of the date hereof and insuring against risks of any of OrthAlliance and its Subsidiaries. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by OrthAlliance or any of its Subsidiaries. Each of OrthAlliance and its Subsidiaries is named as an additional insured party on the professional liability insurance policies of their respective OrthAlliance Affiliated Professionals and/or OrthAlliance Affiliated PCs.

4.24. Billing Practices; Fraud and Abuse. All billing practices by OrthAlliance and its Subsidiaries to all third party payors, including without limitation, to the extent applicable, the TRICARE (formerly CHAMPUS) program, the federal Medicare program, state Medicaid programs, all other state and federal benefit programs, and all private insurance programs, have been true, fair and correct and in compliance with all applicable Laws and the policies of all such third party payors, and neither OrthAlliance nor any of its Subsidiaries has billed for or received any payment or reimbursement in excess of amounts allowed by applicable Law; except, in each case, as, singly or in the aggregate, does not have, and would not reasonably be expected to have, an OrthAlliance Material Adverse Effect. None of OrthAlliance and its Subsidiaries, and their respective officers, directors, employees and affiliates and persons and entities providing professional services for OrthAlliance or any of its Subsidiaries has engaged in any activities which are prohibited under 42 U.S.C. Sections 1320a-7b and 1395nn, the regulations in 42 CFR Sections 1001 et seq., or any related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including knowingly and willfully (i) making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment, (ii) making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment, (iii) soliciting or receiving any remuneration, directly or indirectly, in cash or kind, in return for (A) referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under any federal or state health care program or (B) purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service, or item for which payment may be made in whole or in part under any federal or state health care program or (iv) offering or paying any remuneration, directly or indirectly, in cash or kind, to any person to induce such person (A) to refer an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under any federal or state health care program or (B) to purchase, lease, order, or arrange for or recommend purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part under any federal or state health care program; except, in each case, as, singly or in the aggregate, does not have, and would not reasonably be expected to have, an OrthAlliance Material Adverse Effect.

4.25. Required Stockholder Vote. The affirmative vote at the OrthAlliance Stockholders' Meeting of a majority of the outstanding shares of OrthAlliance Common Stock, voting as a single class, is the only vote of the holders of any shares of capital stock of OrthAlliance necessary under OrthAlliance's certificate of incorporation, bylaws and other governing documents, applicable law and the listing standards and other rules and requirements of any stock exchange or market on which capital stock of OrthAlliance is listed or quoted, to approve and adopt this Agreement and the transactions contemplated hereby.

4.26. Takeover Laws. The Board of Directors of OrthAlliance has taken all necessary and appropriate action so that Section 203 of the DGCL will be inapplicable to this Agreement and the transactions contemplated hereby. OrthAlliance, its Subsidiaries and this Agreement and the transactions contemplated hereby, are not subject to or are exempt from, the requirements of any "moratorium", "control share", "fair price" or other state anti-takeover laws and regulations (collectively, "Takeover Laws").

4.27. Reorganization. OrthAlliance has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

4.28. Brokers and Finders. OrthAlliance and its Subsidiaries have not entered into any contract, arrangement or understanding with any Person or firm (other than with U.S. Bancorp Piper Jaffray Inc., as reflected in an engagement letter between such firm and OrthAlliance, a true, complete and correct copy of which has heretofore been provided to OCA) which may result in the obligation of OrthAlliance or any of its Subsidiaries to pay any finder's fees, brokerage fees, agent commissions or similar fees, commissions or payments in connection with the transactions contemplated hereby, and there is no claim for payment of any such fees, commissions or payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

4.29. Opinion of Financial Advisor. OrthAlliance has received the opinion of its financial advisor, U.S. Bancorp Piper Jaffray Inc., to the effect that the Applicable Exchange Ratio is fair from a financial point of view to the holders of OrthAlliance Common Stock.


                ARTICLE V. REPRESENTATIONS AND WARRANTIES OF OCA

         OCA hereby represents and warrants to OrthAlliance that, except as set forth in the disclosure schedule dated as of the date hereof and signed by an authorized officer of OCA, with each such exception included therein specifically identifying the relevant Section hereto to which it specifically relates (the "OCA Disclosure Schedule"):

5.1. Corporate Organization.

         (a) OCA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is currently being conducted.

OCA is duly qualified and in good standing to transact business as a foreign corporation in each jurisdiction in which the ownership or use of its assets and properties and the conduct of its business requires such qualification, except such jurisdictions, individually or in the aggregate, in which the failure to be so qualified does not have, and would not be reasonably expected to have, an OCA Material Adverse Effect. True, accurate and complete copies of OCA's certificate of incorporation, bylaws or other governing documents, and all amendments thereto, in each case as in effect on the date hereof, have heretofore been delivered or made available to OrthAlliance.

         (b) OCA Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is currently being conducted. OCA Merger Sub was formed solely for the purpose of engaging in the transactions contemplated in this Agreement and has not engaged in any activities other than in connection with those transactions. OCA Merger Sub has not incurred any material obligations or liabilities or entered into any material agreements or arrangements with any Person except for this Agreement and as contemplated hereby. True, accurate and complete copies of OCA Merger Sub's certificate of incorporation, bylaws or other governing documents, and all amendments thereto, in each case as in effect on the date hereof, have heretofore been delivered or made available to OrthAlliance.

5.2. Authorization; Binding Agreement. Each of OCA and OCA Merger Sub has the corporate power and authority to enter into this Agreement and the other documents and instruments to be executed and delivered by OCA and OCA Merger Sub pursuant hereto (collectively, the "OCA Documents"), and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the OCA Documents, and the consummation of the transactions contemplated hereby, have been duly authorized and approved by the Board of Directors of OCA at a meeting duly called and held and at which a quorum was present and acting throughout, by the requisite affirmative vote of the directors of OCA, and the Board of Directors of OCA has determined that the Merger is in the best interests of OCA and its stockholders and approved this Agreement and the Merger. The execution and delivery of this Agreement and the OCA Documents, and the consummation of the transactions contemplated hereby, have been duly authorized and approved by the Board of Directors of OCA Merger Sub, and by OCA as the sole stockholder of OCA Merger Sub, and the Board of Directors of OCA Merger Sub has determined that the Merger is in the best interests of OCA Merger Sub and its stockholders and approved this Agreement and the Merger. No other corporate proceedings on the part of OCA or OCA Merger Sub are necessary to authorize the execution and delivery of this Agreement or the consummation by OCA and OCA Merger Sub of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by OCA and OCA Merger Sub, and, assuming due execution and delivery by OrthAlliance, this Agreement constitutes the valid and binding agreement and obligation of OCA and OCA Merger Sub, enforceable against OCA and OCA Merger Sub in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect affecting creditors' rights generally and general equitable principles, regardless of whether enforceability is considered in a proceeding in law or in equity).

5.3. Consents and Approvals. Except for (a) the filing with, and declaration of effectiveness by, the SEC of the Registration Statement in which will be included as a prospectus the Proxy

Statement, (b) the filing of the Certificate of Merger with the Delaware Secretary, (c) the filing by OCA and OrthAlliance of a pre-merger notification with the FTC and the Antitrust Division under the HSR Act, and the expiration or termination of any waiting period thereunder, (d) approval for listing of OCA Common Stock to be issued in the Merger on the NYSE, (e) any filings required under state securities or "Blue Sky" laws, (f) any filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval necessitated by the transactions contemplated in this Agreement, (g) requisite consent to consummation of the Merger by the lenders under the OCA Credit Agreement, and
(h) such other authorizations, consents, approvals or filings, the failure of which to obtain or make, individually or in the aggregate, does not have, and would not reasonably be expected to have, an OCA Material Adverse Effect or materially impair or delay the consummation by OCA or OCA Merger Sub of the transactions contemplated hereby, no consents or approvals of or filings or registrations with any Governmental Authority or with any third party are necessary in connection with (i) the execution and delivery by OCA and OCA Merger Sub of this Agreement and the OCA Documents and (ii) the consummation by OCA and OCA Merger Sub of the Merger. Neither OCA nor OCA Merger Sub were, immediately prior to their execution of this Agreement, an "interested shareholder" of OrthAlliance within the meaning of Section 203 of the DGCL.

5.4. No Conflicts. Neither the execution or delivery by OCA and OCA Merger Sub of this Agreement and the other OCA Documents, nor the consummation by OCA and OCA Merger Sub of the transactions contemplated hereby or thereby, nor the compliance by OCA with the provisions hereof, will: (a) violate or conflict with or result in any breach of any provision of the certificate of incorporation, bylaws or other governing documents of OCA, OCA Merger Sub or their Subsidiaries; (b) violate or conflict with any order, injunction, decree, law, statute, rule, ordinance or regulation applicable to OCA, OCA Merger Sub or their Subsidiaries or by which any of their respective properties or assets may be bound; (c) result in a violation or breach of, constitute a default or give rise to any right of termination, cancellation or acceleration under, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation or instrument applicable to OCA, OCA Merger Sub or their Subsidiaries, or result in the creation of an Encumbrance upon any property or asset of OCA, OCA Merger Sub or their Subsidiaries or by which any such properties or assets may be bound, or trigger any right of first refusal or other purchase right applicable to OCA, OCA Merger Sub or any Subsidiary thereof; or (d) result in the loss of any license, franchise or permit applicable to OCA, OCA Merger Sub or any Subsidiary thereof; except in each case, where such violation, conflict, breach, default, loss or other event, individually or in the aggregate, does not have, and would not reasonably be expected to have, an OCA Material Adverse Effect.

5.5. Capitalization.

         (a) The authorized capital stock of OCA consists of 100,000,000 shares of OCA Common Stock, and 10,000,000 shares of preferred stock, par value $.01 per share ("OCA Preferred Stock"). As of the date hereof, (i) 49,158,539 shares of OCA Common Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and free of preemptive rights, (ii) no shares of OCA Preferred Stock were issued and outstanding, and (iii) no shares of OCA Common Stock and no shares of OCA Preferred Stock were held in the treasury of OCA or any of its Subsidiaries.

         (b) Except for options, commitments and agreements under OCA's stock option and stock purchase programs to purchase a total of 4,256,502 shares of OCA Common Stock, OCA does not have and is not bound by any outstanding subscriptions, options, warrants, convertible securities, conversion rights, preemptive or other rights, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of OCA Common Stock or OCA Preferred Stock or any other equity security or capital stock of OCA or any securities representing the right to purchase or otherwise receive any shares of OCA Common Stock or any other equity security or capital stock of OCA.

         (c) The shares of OCA Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued, and, at the Effective Time, will be fully paid, nonassessable and free of preemptive rights.

         (d) The authorized capital stock of OCA Merger Sub consists of 1,000 shares of OCA Merger Sub Common Stock. OCA owns beneficially and of record all the issued and outstanding shares of OCA Merger Sub Common Stock.

5.6. SEC Reports and Financial Statements.

         (a) OCA has timely filed with the SEC all reports, schedules, forms, registration statements, proxy statements, information statements and other documents (including all exhibits, post-effective amendments and supplements) required to be filed by OCA with the SEC since January 1, 1998 (collectively, the "OCA SEC Reports"), all of which OCA SEC Reports, as amended if applicable, complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. OCA has previously delivered or made available to OrthAlliance copies (including all exhibits, post-effective amendments and supplements) of the OCA SEC Reports. None of OCA's Subsidiaries is or has been required to file any reports, schedules, forms, registration statements, proxy statements, information statements or other documents with the SEC. As of their respective dates, the OCA SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) Except as disclosed in the OCA SEC Reports, the audited consolidated financial statements and unaudited interim consolidated financial statements of OCA included in the OCA SEC Reports (collectively, the "OCA Financial Statements") were prepared in accordance with GAAP consistently applied throughout the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of OCA and its Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

5.7. Subsidiaries. Except as disclosed in the OCA SEC Reports, OCA does not have any Subsidiaries that are required to be disclosed in such OCA SEC Reports. Each Subsidiary of OCA is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted in all material respects. Each Subsidiary of OCA is qualified to do business and is in good standing in each jurisdiction in which the properties it owns, leases or operates or the nature of the business it conducts makes such qualification necessary, except where the failure to be so qualified and in good standing, when taken together with all such other failures with respect to all of OCA's Subsidiaries, does not have, and would not reasonably be expected to have, an OCA Material Adverse Effect.

5.8. Absence of Undisclosed Liabilities. None of OCA or its Subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies that are accrued or reserved against in the OCA 2000 Financial Statements or reflected in the notes thereto, or were incurred in the ordinary course of business and consistent with past practices, (b) liabilities, obligations or contingencies that, individually or in the aggregate, do not have, and would not reasonably be expected to have, an OCA Material Adverse Effect, and (c) liabilities and obligations that are of a nature not required to be reflected in the OCA 2000 Financial Statements, and that were incurred in the ordinary course of business, consistent with past practice.

5.9. Litigation; Decrees. Except as disclosed in the OCA SEC Reports, there are no claims, suits, actions, arbitration actions, government investigations or inquiries or other proceedings pending or, to the knowledge of OCA, threatened against, relating to or affecting any of OCA or its Subsidiaries, or their assets or businesses, which seeks to restrain or enjoin the consummation of the transactions contemplated herein or which have, or would reasonably be expected to have, either alone or in the aggregate with all such claims, actions or other proceedings, an OCA Material Adverse Effect. Except as disclosed in the OCA SEC Reports, there are no decrees, injunctions, writs or orders of any court or governmental department or agency applicable to any of OCA or its Subsidiaries, or their assets or businesses, or which prohibits or restricts the consummation of the transactions contemplated herein or which have, or would reasonably be expected to have, an OCA Material Adverse Effect.

5.10. Compliance with Law. OCA and each of its Subsidiaries is in compliance with all applicable Laws of the United States of America and any applicable foreign jurisdictions, all state and local governments and other Governmental Authorities, and agencies and courts of any of the foregoing, to which any of OCA or its Subsidiaries is subject, and none of OCA or its Subsidiaries has received any notice to the effect that, or otherwise been advised that, any of OCA or its Subsidiaries has violated or is not in compliance with any of such Laws, and, to the knowledge of OCA, there are no investigations with respect thereto; except in each case with respect to non-compliance or violations that, individually or in the aggregate, do not have, and would not reasonably be expected to have, an OCA Material Adverse Effect. OCA and its Subsidiaries have all permits necessary to conduct their businesses as currently conducted, except for permits, the absence of which, in the aggregate, do not have, and would not reasonably be expected to have, an OCA Material Adverse Effect, and none of OCA and its Subsidiaries is in violation of the terms of any such permit, except for delays in filing reports or violations that do not have, and would not reasonably be expected to have, an OCA Material Adverse Effect.

5.11. Absence of Certain Changes or Events. Except as disclosed in the OCA SEC Reports, since December 31, 2000, none of OrthAlliance or its Subsidiaries has operated other than in the ordinary course of business consistent with past practice, or incurred, experienced or suffered any OCA Material Adverse Effect.

5.12. Reorganization. OCA has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

5.13. Brokers and Finders. OCA and its Subsidiaries have not entered into any contract, arrangement or understanding with any Person or firm (other than Banc of America Securities LLC) which may result in the obligation of OrthAlliance or any of its subsidiaries to pay any finder's fees, brokerage fees, agent commissions or similar fees, commissions or payments in connection with the transactions contemplated hereby, and there is no claim for payment of any such fees, commissions or payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

5.14. Opinion of Financial Advisor. The financial advisor of OCA, Banc of America Securities LLC, has rendered an opinion to the Board of Directors of OCA to the effect that the Applicable Exchange Ratio is fair from a financial point of view to OCA.

5.15 Trading on NYSE. Shares of OCA Common Stock are listed for trading on the NYSE, and trading in OCA Common Stock on the NYSE is not suspended.


                  ARTICLE VI. CERTAIN COVENANTS AND AGREEMENTS

6.1. Conduct of OrthAlliance's Business Pending the Merger. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior express written consent of OCA, OrthAlliance and each of its Subsidiaries shall maintain its existence and carry on its respective businesses in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in Section 6.1 of the OrthAlliance Disclosure Schedule or as otherwise contemplated by this Agreement or as expressly consented to in writing in advance by OCA, OrthAlliance shall, and shall cause each of its Subsidiaries to:

         (a) not declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock during any period, other than dividends or distributions by a Subsidiary of OrthAlliance to OrthAlliance or another Subsidiary of OrthAlliance;

         (b) not (i) repurchase, redeem or otherwise acquire any shares of the capital stock of OrthAlliance or any Subsidiary of OrthAlliance, or any securities convertible into or exercisable for any shares of the capital stock of OrthAlliance or any Subsidiary of OrthAlliance, (ii) split, combine or reclassify any shares of its capital stock, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, except, in the case of clauses (ii) and (iii), for the issuance of OrthAlliance Class A Common Stock upon the exercise, conversion or fulfillment of the Warrants, OrthAlliance Class B Common Stock or options issued or existing pursuant to the OrthAlliance Option Plans all to the extent outstanding and in existence on the date of this Agreement and in accordance with their current terms;

         (c) not amend its certificate of incorporation, articles of incorporation, bylaws or other similar governing documents;

         (d) not make any capital expenditures other than those which are made in the ordinary course of business consistent with past practice or are necessary to maintain existing assets in good repair;

         (e) not enter into any new line of business;

         (f) not acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or Person or division thereof, nor otherwise acquire any assets other than expenditures for current assets in the ordinary course of business consistent with past practice and expenditures for fixed or capital assets in the ordinary course of business consistent with past practice;

         (g) not change its methods of accounting, except as required by changes in GAAP or regulatory accounting principles as concurred to by OrthAlliance's independent auditors;

         (h) except as required by applicable law, or to the extent required under any OrthAlliance Benefit Plan to which OrthAlliance or a Subsidiary thereof is a party prior to the date hereof, or as required to maintain qualification pursuant to the Code, not adopt, amend, terminate or accelerate the payment, right to payment or vesting of any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangement for any employee, director, officer or retiree (including, without limitation, any OrthAlliance Benefit Plan);

         (i) not enter into, amend or terminate any employment, severance, consulting, change in control or similar agreement, arrangement or contract between OrthAlliance or any Subsidiary of OrthAlliance and one or more of its current or former directors, officers or employees, nor, except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer, consultant or employee or pay any benefit not required by any OrthAlliance Benefit Plan or agreement as in effect as of the date hereof, nor grant, modify or award any stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares; provided, however, that OrthAlliance may employ a chief executive officer who is reasonably satisfactory to OCA, pursuant to compensation, benefits, severance and other terms of employment that are commercially reasonable and otherwise comparable to that of a chief executive officer of a comparable company, including with respect to severance, change in control, "golden parachute" or other payments triggered by or resulting from this Agreement, the transactions contemplated hereby or the consummation thereof, and approved in advance in writing by OCA;

         (j) not take or permit to be taken any action which would disqualify the Merger as a reorganization under Section 368(a) of the Code;

         (k) other than activities in the ordinary course of business consistent with past practice, not sell, lease, encumber, assign or otherwise dispose of, nor agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

         (l) not incur any indebtedness for borrowed money, other than in the ordinary course of business consistent with past practice, and in any event, in an aggregate amount of not greater than $100,000 (except that OrthAlliance and its Subsidiaries may, after using their respective reasonable best efforts to fund the following payments through OrthAlliance's and its Subsidiaries available cash flow, incur additional indebtedness of up to $5,000,000 with respect to the payment of professional fees, interest and taxes due and payable in the ordinary course of business, consistent with past practice, and, with the prior written consent of OCA, which shall not be unreasonably held, the acquisition of capital stock or assets of, or entering into a West Service and Consulting Agreement with, orthodontists, pedodontists or their professional entities, capital expenditures and the opening of additional or satellite offices or practice locations), nor assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than in the ordinary course of business consistent with past practice;

         (m) not agree to the settlement of any material claim or litigation, other than claims and litigation that are disclosed in OrthAlliance's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the SEC, or in the OrthAlliance Disclosure Schedule;

         (n) not enter into any agreement, understanding or commitment that restrains, limits or impedes, in any material respects, OrthAlliance's or its Subsidiaries' ability to compete with or conduct any business or line of business, including geographic limitations;

         (o) not plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of OrthAlliance or its Subsidiaries, other than routine employee terminations in the ordinary course of business;

         (p) not make, change or revoke any material Tax election or make any material agreement or settlement regarding Taxes with any taxing authority;

         (q) not enter into, create, renew, amend, cancel or terminate or give notice of a proposed renewal, amendment, cancellation or termination of, any material contract, agreement or lease to which OrthAlliance or any of its Subsidiaries is a party or by which OrthAlliance or any of its Subsidiaries or their respective properties is bound, including any Service or Consulting Agreement, nor waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice or as contemplated by this Agreement;

         (r) not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the OrthAlliance 2000 Financial Statements or incurred in the ordinary course of business consistent with past practice;

         (s) not violate or fail to perform in any material respect any material obligation or duty imposed upon it by applicable Law;

         (t) not authorize, recommend, propose or announce an intention to do any of the foregoing, nor enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

         (u) use commercially reasonable efforts to maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are commercially reasonable and consistent with past practice;

         (v) use its reasonable best efforts to collect outstanding Receivables, shall not generate, create or allow any Receivables other than in the ordinary course of business consistent with past practice and, in any event, shall not generate, create or allow any Receivables in an aggregate amount that exceeds the amount set forth in Section 4.14 of the OrthAlliance Disclosure Schedule; and

         (w) use all reasonable efforts to keep available the services of its current officers and employees and preserve its relationships with orthodontists, pedodontists, dentists, professional entities, customers, suppliers, licensors, lessors, third party payors and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time.

6.2. Conduct of OCA's Business Pending the Merger. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior express written consent of OrthAlliance, OCA shall maintain its existence and carry on its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in Section 6.2 of the OCA Disclosure Schedule or as otherwise contemplated by this Agreement or as expressly consented to in writing in advance by OrthAlliance, OCA shall, and shall cause each of its Subsidiaries to:

         (a) not declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock during any period, other than dividends or distributions by a Subsidiary of OCA to OCA or another Subsidiary of OCA;

         (b) not split, combine or reclassify any shares of its capital stock, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

         (c) not amend its certificate of incorporation;

         (d) not take or permit to be taken any action which would disqualify the Merger as a reorganization under Section 368 of the Code; and

         (e) not authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

6.3. Access to Information.

         (a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, each of OCA and OrthAlliance shall, and shall cause each of its respective Subsidiaries to, afford to the officers, employees, accountants, attorneys, financial advisors and other representatives (each, a "Representative") of the other party, access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, it shall, and shall cause its Subsidiaries to, make available to the other party all information concerning its business, properties and personnel as the other party may reasonably request in connection herewith.

         (b) All information furnished pursuant to Section 6.3(a) shall be subject to, and the parties shall hold all such information in confidence in accordance with, the provisions of the confidentiality agreement, dated as of January 3, 2001 (the "Confidentiality Agreement"), between OCA and OrthAlliance.

         (c) Notwithstanding anything in the Confidentiality Agreement or any other agreement to the contrary, no provision of the Confidentiality Agreement or investigation by either of the parties or their respective Representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein and the parties shall remain responsible to the extent provided herein.

6.4. No Solicitation

         (a) OrthAlliance agrees that it and its Subsidiaries, officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants and agents shall not, directly or indirectly, (i) encourage, solicit, initiate, facilitate, entertain or accept any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal or enter into any arrangement, understanding or agreement requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement, (iii) propose or make any Acquisition Proposal to any Person other than OCA and OCA Merger Sub, (iv) participate in any way in discussions or negotiations with, or furnish or disclose any information to, any Person (other than OCA and OCA Merger Sub) in connection with or with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or (v) authorize or permit its Subsidiaries, officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants and agents to do any of the foregoing; provided, however, that OrthAlliance, in response to an unsolicited, bona fide, written Acquisition Proposal, may, after giving notice to OCA and without limiting OrthAlliance's obligations under Section 8.4, take one or more of the following actions if the Board of Directors of OrthAlliance determines in good faith that the failure to take such action or actions would violate the fiduciary obligations of such Board of Directors under applicable law: (1) participate or engage in such discussions or negotiations with the Person making such Acquisition Proposal regarding such unsolicited, bona fide, written Acquisition Proposal, (2) provide or cause to be provided information to the Person making such Acquisition Proposal (pursuant to a confidentiality agreement with terms not more favorable to such third party than the terms of the Confidentiality Agreement between OrthAlliance and OCA), and (3) authorize and permit its officers, directors, employees, representatives, investment bankers, attorneys, accountants, financial advisors and agents to take such actions. OrthAlliance and its Subsidiaries, officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants and agents shall immediately cease any discussions, activities or negotiations with Persons other than OCA and OCA Merger Sub that may be ongoing or previously or currently conducted with respect to any Acquisition Proposal.

         (b) In addition, the Board of Directors of OrthAlliance, and each committee thereof, shall not (A) withdraw or modify, or propose to withdraw or modify, in a manner adverse to OCA or OCA Merger Sub, the approval and recommendation of this Agreement or the Merger, or (B) approve or recommend, or propose to approve or recommend, any Acquisition Proposal other than the Merger; provided, however, the Board of Directors of OrthAlliance may, if the Board of Directors of OrthAlliance determines in good faith that the failure to do so would violate the fiduciary obligations of such Board of Directors under applicable law, after giving notice to OCA and without limiting OrthAlliance's obligations under Section 8.4, (i) recommend a Superior Proposal and in connection therewith withdraw or modify its approval or recommendation of this Agreement and the Merger, and (ii) terminate this Agreement solely in order to concurrently enter into a merger agreement, acquisition agreement, option agreement or letter of intent with respect to such Superior Proposal, but only after the fifth business day following OCA's receipt of written notice from OrthAlliance advising OCA that the Board of Directors of OrthAlliance is prepared to accept such Superior Proposal and describing the terms and conditions of such Superior Proposal and the Person making such Superior Proposal.

         (c) Within 24 hours of receipt thereof, OrthAlliance shall promptly notify OCA of any request for information or of any Acquisition Proposal, or any inquiry, proposal, discussions or negotiations with respect to any Acquisition Proposal, and OrthAlliance shall promptly provide OCA with the terms and conditions of such request, Acquisition Proposal, inquiry, proposal, discussion or negotiation, copies of any written materials received by OrthAlliance in connection with any of the foregoing and the identity of the Person making any such Acquisition Proposal or such request, inquiry or proposal or with whom any discussions or negotiations are taking place. OrthAlliance shall keep OCA fully informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal and keep OCA fully informed as to the details of any information requested of or provided by OrthAlliance and as to the details of all discussions or negotiations with respect to any such request, takeover proposal or inquiry. OrthAlliance shall promptly provide to OCA any non-public information concerning OrthAlliance provided to any other Person in connection with any Acquisition Proposal which was not previously provided to OCA.

         (d) Nothing contained in this Section 6.4 shall prohibit OrthAlliance from taking or disclosing to its stockholders a position contemplated by Rule 14d-9(f) or Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to OrthAlliance's stockholders if the Board of Directors of OrthAlliance determines in good faith that the failure to do so would violate the fiduciary obligations of such Board of Directors under applicable law; provided, however, that, except as otherwise permitted in Section 6.4(b), neither OrthAlliance nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

         (e) For purposes of this Agreement:

                  (i) "Acquisition Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving OrthAlliance or any Subsidiary of OrthAlliance or any proposal, inquiry or offer to acquire in any manner, in a single transaction or a series of related transactions, all or 15% or greater equity interest in, or all or a substantial portion of the assets of, OrthAlliance or any Subsidiary of OrthAlliance, other than the transactions contemplated or permitted by this Agreement; and

                  (ii) "Superior Proposal" shall mean a bona fide, written Acquisition Proposal to acquire all or substantially all of the capital stock or assets of OrthAlliance made by a Person which is not an Affiliate of OrthAlliance or its Subsidiaries, and with respect to which the Board of Directors of OrthAlliance determines in good faith that such Acquisition Proposal would be more favorable to OrthAlliance and its stockholders than the transactions contemplated hereby, that financing for such transaction, to the extent required, is fully committed or is reasonably capable of being obtained by such Person and that such transaction is reasonably capable of being consummated without undue delay.

6.5. Registration Statement and Proxy Statement. As soon as practicable following the date hereof, OCA and OrthAlliance shall jointly prepare, and OCA shall file with the SEC, the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of OCA and OrthAlliance shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC under the Securities Act as promptly as practicable after such filing, to thereafter cause the Proxy Statement to be mailed to OrthAlliance's stockholders as promptly as practicable, and to keep the Registration Statement effective as long as is reasonably necessary to consummate the Merger. OCA shall also use its reasonable best efforts (other than qualifying to do business in any jurisdiction in which it is not currently qualified) to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. The parties will, promptly upon receipt of written comments from the SEC with respect to the Registration Statement, the Proxy Statement and the documents incorporated by reference therein, provide copies thereof to the other party, consult with each other and prepare written responses to such comments. The parties will promptly furnish to the other all information concerning such party and other matters relevant to such party, its stockholders and the transactions contemplated herein, and take such other actions, as the other party or parties hereto may reasonably request in connection with the preparation and filing of the Registration Statement and the Proxy Statement. Each of OCA and OrthAlliance agrees that none of the information such party provides for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the OrthAlliance Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, and the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

6.6. Stockholders Meeting. OrthAlliance shall take all steps in accordance with applicable law necessary to duly call, give notice of, convene and hold the OrthAlliance Stockholders' Meeting to be held as soon as is reasonably practicable after the date on which the Registration Statement becomes effective for the purpose of voting upon the approval and adoption of this Agreement. Subject to Section 6.4(b), OrthAlliance will, through its Board of Directors, recommend to its stockholders approval and adoption of this Agreement and the Merger and other transactions contemplated hereby.

6.7. Affiliates. Within 30 days following the date hereof, OrthAlliance shall deliver to OCA a list of names and addresses of each director, executive officer and other Person who, in OrthAlliance's reasonable judgment, is an "affiliate" of OrthAlliance within the meaning of Rule 145 under the Securities Act, and OrthAlliance shall use its reasonable best efforts to cause each such person to execute and deliver to OCA, as soon as practicable after the date of this Agreement and prior to the Effective Time, a written affiliate letter agreement, in the form and substance of Exhibit A hereto.

6.8. NYSE Listing. OCA shall make all filings required of it to cause the shares of OCA Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, as of the Effective Time.

6.9. Indemnification of OrthAlliance Directors and Officers.

         (a) OCA agrees that all rights to indemnification and exculpation from liabilities for acts or omissions (including advancement of expenses, if so provided) occurring prior to the Effective Time now existing in favor of the current or former directors or officers of OrthAlliance and its Subsidiaries (collectively, the "Indemnified Parties") as provided by OrthAlliance or its Subsidiaries in their respective certificates or articles of incorporation and bylaws shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of six years from and after the Effective Time and the obligations of OrthAlliance and its Subsidiaries in connection therewith shall be assumed by OCA.

         (b) OCA shall cause each person serving as a director or officer of OrthAlliance immediately prior to the Effective Time to be covered for a period of six years from the Effective Time by the directors' and officers' liability insurance policy maintained by OrthAlliance (provided that OCA may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall OCA be required to expend on an annual basis more than 200% of the current amount expended by OrthAlliance (the "Insurance Amount") to maintain or procure insurance coverage, and further provided that if OCA is unable to maintain or obtain the insurance called for by this Section 6.9, OCA shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.

         (c) In the event OCA or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of OCA assume the obligations set forth in this section.

         (d) The provisions of this Section 6.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

6.10. Public Statements. OCA and OrthAlliance will consult with each other and will mutually agree on any press releases or public announcements pertaining to this Agreement or the transactions contemplated hereby and will not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable securities or other Laws or by obligations pursuant to any applicable listing agreement or standard with or of the NYSE or the Nasdaq Stock Market, as applicable, in which case the party proposing to issue such press release or make such public announcement will use its commercially reasonable best efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements.

6.11. Expenses and Fees. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including legal, accounting and financial advisory fees and expenses, will be paid by the party incurring such costs and expenses, except that expenses and fees incurred in connection with the printing and filing of the Registration Statement and the Proxy Statement and with filings under the HSR Act (other than legal, accounting, investment banking and financial advisory fees and expenses, which shall be paid by the party incurring such fees and expenses) will be shared equally by OCA and OrthAlliance. The foregoing shall not affect the legal right, if any, that any party hereto may have to recover expenses from any other party that breaches its obligations hereunder.

6.12. Notification. Each of OrthAlliance and OCA agree to (a) give prompt notice to the other party, and to use their respective reasonable best efforts to prevent or promptly remedy, (i) upon such party obtaining knowledge thereof, the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event whose occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder and (b) give prompt notice to the other party of any fact which, if known by it on the date hereof, would have been required to be set forth or disclosed by it pursuant to this Agreement.

6.13. Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by OCA.

6.14. Reasonable Best Efforts, Cooperation.

         (a) Subject to the terms and conditions of this Agreement, each of OCA and OrthAlliance agrees to use its respective reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

         (b) Without limitation of the foregoing, each party hereto undertakes and agrees to:

                  (i) File as soon as practicable after the date hereof a Notification and Report Form and related material under the HSR Act with the FTC and the Antitrust Division. Each party hereto shall use their reasonable best efforts to obtain an early termination of the applicable waiting period, shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable, and shall (A) use its commercially reasonable efforts to comply as expeditiously as possible with all lawful requests of the FTC or the Antitrust Division for additional information and documents and
         (B) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto;

                  (ii) Take all action necessary to ensure that no Takeover Law or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby and if any Takeover Law or similar statute or regulation becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby, take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement;

                  (iii) Use its reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and to forebear from taking any action that would cause the Merger not to qualify as a reorganization under the provisions of
         Section 368(a) of the Code;

                  (iv) Promptly following the execution and delivery of this Agreement, prepare and use reasonable efforts to obtain Amendments to OrthAlliance Affiliated Professional Employment Agreements and Amendments to OrthAlliance Service and Consulting Agreements from the OrthAlliance Affiliated Professionals and OrthAlliance Affiliated PCs, and cooperate with each other in connection therewith; and

                  (v) Cooperate with each other in obtaining opinions of OCA's Counsel and OrthAlliance's Counsel, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and, in connection therewith, deliver to such counsel customary representation letters in form and substance reasonably satisfactory to such counsel.

6.15. OrthAlliance Credit Agreement. At the Effective Time, OCA, on behalf of OrthAlliance, shall repay in full all borrowings, accrued interest and other amounts then owing under the OrthAlliance Credit Agreement, and agree to the termination of the commitments of the lenders under the OrthAlliance Credit Agreement, unless such lenders otherwise agree in writing and, at or before the Effective Time, provide the requisite consent under the OrthAlliance Credit Agreement to consummation by OrthAlliance of the transactions contemplated hereby.

6.16. OCA Board of Directors. Promptly upon the Effective Time, OCA's Board of Directors shall increase the size of OCA's Board of Directors to create a vacancy on such Board, and one individual who is serving as a director of OrthAlliance as of the date hereof and the Closing Date, and who is selected by the mutual agreement of the respective Boards of Directors of OCA and OrthAlliance prior to the Effective Time, shall be appointed to fill such vacancy as a director of OCA, to hold office in accordance with the certificate of incorporation and bylaws of OCA.


                       ARTICLE VII. CONDITIONS TO CLOSING

7.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each of the parties hereto to effect the Merger shall be subject to the satisfaction, or the waiver by such party, at or prior to the Effective Time, of the following conditions:

         (a) Stockholder Approval. This Agreement shall have been duly approved and adopted by the requisite vote of the stockholders of OrthAlliance under applicable law.

         (b) Listing of Shares. The shares of OCA Common Stock which shall be issued to the stockholders of OrthAlliance upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

         (c) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

         (d) HSR Approval. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         (e) Approvals. All consents, approvals, orders or authorizations of or registrations, declarations or filings with any Governmental Authority, which the failure to obtain, make or occur has or would reasonably be expected to have the effect of making the Merger or any of the transactions contemplated hereby illegal or to have an OrthAlliance Material Adverse Effect or an OCA Material Adverse Effect, as the case may be, shall have been obtained, shall have been made or shall have occurred, and shall be in full force and effect.

         (f) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, restricts or makes illegal consummation of the Merger.

7.2. Conditions to Obligations of OCA. The obligation of OCA to effect the Merger is also subject to the satisfaction, or waiver by OCA, at or prior to the Effective Time, of the following conditions:

         (a) Representations and Warranties of OrthAlliance. Each of the representations and warranties of OrthAlliance contained in this Agreement (i) that are qualified by materiality, including the terms "material," "in any material respects," "in all material respects" and "OrthAlliance Material Adverse Effect" or words of similar effect, shall be true and correct in all respects when made and as of the Closing, with the same effect as though such representations and warranties had been made on and as of the Closing, and (ii) that are not so qualified by materiality, shall be true and correct in all material respects when made and as of the Closing, with the same effect as though such representations and warranties had been made on and as of the Closing. OCA shall have received a certificate signed on behalf of OrthAlliance by the Chief Executive Officer and the Chief Financial Officer of OrthAlliance to the foregoing effect.

         (b) Performance of Obligations of OrthAlliance. OrthAlliance shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and OCA shall have received a certificate signed on behalf of OrthAlliance by the Chief Executive Officer and the Chief Financial Officer of OrthAlliance to such effect.

         (c) Federal Tax Opinion. OCA shall have received an opinion from Waller Lansden Dortch & Davis, PLLC, counsel to OCA ("OCA's Counsel"), dated the Effective Time, in form and substance reasonably satisfactory to OCA, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that OCA and OrthAlliance will each be a party to that reorganization. In rendering such opinion, OCA's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of OCA, OrthAlliance and others, reasonably satisfactory in form and substance to such counsel.

         (d) No Material Adverse Change. Since the date of this Agreement, there shall not have occurred any OrthAlliance Material Adverse Effect. OCA shall have received a certificate signed on behalf of OrthAlliance by the Chief Executive Officer and the Chief Financial Officer of OrthAlliance to that effect.

         (e) Amendments. Each of at least the 30% Level of OrthAlliance Affiliated Practice Owners and OrthAlliance Affiliated PCs shall have duly executed and delivered to OrthAlliance (with a complete and accurate copy provided to OCA) an (i) Amendment to OrthAlliance Affiliated Professional Employment Agreement, with respect to their applicable OrthAlliance Affiliated Professional Employment Agreement, and (ii) Amendment to OrthAlliance Service and Consulting Agreement, with respect to their applicable OrthAlliance Service and Consulting Agreement.

         For purposes of this Agreement, "30% Level of OrthAlliance Affiliated Practice Owners and OrthAlliance Affiliated PCs" shall mean (A) 56 of the OrthAlliance Affiliated Practice Owners (but not including any Practice Improvement Performance Guarantee Professionals), and (B) such number of OrthAlliance Affiliated Practice Owners (but not including any Practice Improvement Performance Guarantee Professionals) with respect to which is attributable 30.00% to 30.99% (rounded to the nearest one-hundredth of a percent) of the OrthAlliance Annual Service Fees, and (C) each of the OrthAlliance Affiliated PCs employing such OrthAlliance Affiliated Practice Owners referenced in clauses (A) and (B).

7.3. Conditions to Obligations of OrthAlliance. The obligation of OrthAlliance to effect the Merger is also subject to the satisfaction, or waiver by OrthAlliance, at or prior to the Effective Time, of the following conditions:

         (a) Representations and Warranties. Each of the representations and warranties of OCA contained in this Agreement (i) that are qualified by materiality, including the terms "material," "in any material respects," "in all material respects" and "OCA Material Adverse Effect" or words of similar effect, shall be true and correct in all respects when made and as of the Closing, with the same effect as though such representations and warranties had been made on and as of the Closing, and (ii) that are not so qualified by materiality, shall be true and correct in all material respects when made and as of the Closing, with the same effect as though such representations and warranties had been made on and as of the Closing. OrthAlliance shall have received a certificate signed on behalf of OCA by the Chief Executive Officer and the Chief Financial Officer of OCA to the foregoing effect.

         (b) Performance of Obligations of OCA. OCA shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and OrthAlliance shall have received a certificate signed on behalf of OCA by the Chief Executive Officer and the Chief Financial Officer of OCA to such effect.

         (c) Federal Tax Opinion. OrthAlliance shall have received an opinion from Munger, Tolles & Olson LLP ("OrthAlliance's Counsel"), or other counsel reasonably satisfactory to OrthAlliance, in form and substance reasonably satisfactory to OrthAlliance, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that OCA and OrthAlliance will each be a party to that reorganization. In rendering such opinion, OrthAlliance's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of OCA, OrthAlliance and others, reasonably satisfactory in form and substance to such counsel. OCA and OrthAlliance will cooperate with each other and OrthAlliance's Counsel in executing and delivering to OrthAlliance's Counsel customary representations letters in connection with such opinion.

         (d) No Material Adverse Change. Since the date of this Agreement, there shall not have occurred any OCA Material Adverse Effect. OrthAlliance shall have received a certificate signed on behalf of OCA by the Chief Executive Officer and the Chief Financial Officer of OCA to that effect.


                      ARTICLE VIII. AMENDMENT; TERMINATION.

8.1. Amendment. This Agreement may be amended only by a written instrument signed on behalf of each of OrthAlliance, OCA and OCA Merger Sub at any time prior to the Effective Time and before or after approval hereof by the stockholders of OrthAlliance.

8.2. Termination. This Agreement may be terminated as follows:

         (a) By mutual written agreement of OrthAlliance and OCA prior to the Effective Time;

         (b) by either OCA or OrthAlliance, upon written notice (signed on behalf of such party by its duly authorized officer) thereof to the other party:

                  (i) if the Merger shall not have been consummated by November 30, 2001; provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(b)(i) shall not be available to any party whose actions or failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time; or

                  (ii) if approval by the stockholders of OrthAlliance required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment or postponement thereof; provided, however, that that the right to terminate this Agreement pursuant to this Section 8.2(b)(ii) shall not be available to OrthAlliance if it is in material breach of its obligations under
         Section 6.6;

         (c) By OCA, upon written notice (signed on behalf of OCA by its duly authorized officer) thereof to OrthAlliance, in the event that OrthAlliance shall have breached, or failed to perform, in any material respects (without giving effect to any qualification contained therein as to materiality, including the terms "material," "in any material respects," "in all material respects" and "OrthAlliance Material Adverse Effect"), any of OrthAlliance's representations, warranties, covenants or other agreements set forth in this Agreement, and such breach or failure to perform is either incapable, by its nature, of being cured or is not cured within 30 calendar days following the giving of written notice thereof to OrthAlliance;

         (d) By OrthAlliance, upon written notice (signed on behalf of OrthAlliance by its duly authorized officer) thereof to OCA, in the event that OCA shall have breached, or failed to perform, in any material respects (without giving effect to any qualification contained therein as to materiality, including the terms "material," "in any material respects," "in all material respects" and "OCA Material Adverse Effect"), any of OCA's representations, warranties, covenants or other agreements set forth in this Agreement, and such breach or failure to perform is either incapable, by its nature, of being cured or is not cured within 30 calendar days following the giving of written notice thereof to OCA;

         (e) By OCA, upon written notice (signed on behalf of OCA by its duly authorized officer) thereof to OrthAlliance, if OrthAlliance's Board of Directors shall (i) have failed to recommend in the Proxy Statement that OrthAlliance's stockholders approve and adopt this Agreement, or (ii) withdraw, modify in a manner adverse to OCA, or discloses its intention to so withdraw or modify, its approval or recommendation of this Agreement and the transactions contemplated in this Agreement, or (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal;

         (f) By OCA, upon written notice (signed on behalf of OCA by its duly authorized officer) thereof to OrthAlliance, if OrthAlliance's Board of Directors exercises the rights provided in clause (i) or clause (ii) of the proviso set forth in Section 6.4(b), or if OrthAlliance accepts another Acquisition Proposal, or enters into an agreement or letter of intent with respect to another Acquisition Proposal;

         (g) By OrthAlliance, upon written notice (signed on behalf of OrthAlliance by its duly authorized officer) thereof to OCA, if OrthAlliance's Board of Directors exercises the right provided in clause (ii) of the proviso set forth in Section 6.4(b);

         (h) By OCA, upon written notice (signed on behalf of OCA by its duly authorized officer) thereof to OrthAlliance, if any of the conditions set forth in Sections 7.1 and 7.2 shall have become incapable of fulfillment or cure (unless due to the action or inaction of OCA) and shall not have been waived by OCA; and

         (i) By OrthAlliance, upon written notice (signed on behalf of OrthAlliance by its duly authorized officer) thereof to OCA, if any of the conditions set forth in Sections 7.1 and 7.3 shall have become incapable of fulfillment or cure (unless due to the action or inaction of OrthAlliance) and shall not have been waived by OrthAlliance.

8.3. Effect of Termination. This Agreement will thereafter become void and have no further force and effect and all further obligations of OrthAlliance, OCA and OCA Merger Sub to each other under this Agreement will terminate without further obligation or liability on the part of OrthAlliance, OCA or OCA Merger Sub to the other, except for Sections 6.3(b) and 6.12, this Section 8.3, Sections 8.4 and 8.5 and Article IX, which shall survive termination; provided, however, that such termination shall not prejudice any rights and remedies of a party hereto against another party hereto with respect to breach of such other party's representations, warranties, covenants, agreements and obligations under this Agreement or otherwise.

8.4. Break-Up Fee and Expense Reimbursement to OCA. In the event that this Agreement is terminated (a) pursuant to Sections 8.2(e), 8.2(f) or 8.2(g), or
(b) pursuant to Section 8.2(b) and (i) at any time after the date of this Agreement and before such termination, an Acquisition Proposal shall have been publicly announced or otherwise communicated to the stockholders of OrthAlliance and shall not have been publicly withdrawn or rescinded, and (ii) OrthAlliance or its Subsidiary enters into a definitive merger, acquisition, purchase, option or other agreement with respect to an Acquisition Proposal within the 12 months immediately following such termination, then, with respect to (a), on the Business Day immediately following the date of such termination, and, with respect to (b), on the Business Day immediately following the date that OrthAlliance or its Subsidiary enters into such definitive merger, acquisition, purchase, option or other agreement with respect to an Acquisition Proposal, OrthAlliance shall: (A) reimburse OCA in immediately available funds for all of OCA's reasonable out-of-pocket costs and expenses (including, without limitation, filing fees and legal, accounting and financial advisory fees and expenses) incurred in connection with this Agreement and the transactions contemplated herein, including due diligence, negotiation, preparation, execution and delivery of this Agreement, the Registration Statement and all other documents or actions contemplated hereby or related to this Agreement, the transactions contemplated hereby and any related financing, in an aggregate amount not to exceed $500,000, and (B) in addition, pay to OCA $4,000,000 in cash by wire transfer of immediately available funds to an account designated by OCA.

8.5. Break-Up Fee to OrthAlliance and OCA's Non-Solicitation of OrthAlliance Affiliated Professionals. In the event that this Agreement is terminated by OCA solely as a result of the condition set forth in Section 7.2(e) failing to be satisfied at or before the Effective Time, then:

         (a) On the Business Day immediately following the date of such termination, OCA shall remit to OrthAlliance $1,000,000 in cash by wire transfer of immediately available funds to an account designated by OrthAlliance, and

         (b) For a period of two years following the date of such termination, OCA shall not (directly or through its Subsidiaries, directors, officers and Representatives), and OCA shall cause its Subsidiaries, directors and officers not to, solicit or induce any individual or professional entity that is an OrthAlliance Affiliated Practice Owner or OrthAlliance Affiliated PC as of the date hereof to terminate his, her or its applicable OrthAlliance Service or Consulting Agreement or OrthAlliance Affiliated Professional Employment Agreement (provided, however, that the parties acknowledge that OCA and its Subsidiaries do not control the orthodontists, professional entities and other dental professionals for whose practices OCA and its Subsidiaries provide business and consulting services, and, accordingly, such restriction shall not apply to the employment or independent contracting of any such OrthAlliance Affiliated Practice Owner by a professional entity or individual, other than any such OrthAlliance Affiliated Practice Owner or OrthAlliance Affiliated PC, that is a party to a business services agreement, management services agreement, consulting agreement or other agreement comparable to the OrthAlliance Service and Consulting Agreements with OCA or a Subsidiary thereof, if OCA and its Subsidiaries did not solicit or induce such employment or independent contracting of such OrthAlliance Affiliated Practice Owner).

8.6. Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and
(c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver will be valid if set forth in an instrument in writing signed on behalf of that party. The failure of a party to assert any of its rights hereunder or otherwise shall not constitute a waiver of such right or rights.

                              ARTICLE IX. GENERAL.

9.1. Non-Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive beyond the Effective Time.

9.2. Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon (i) confirmation of receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand, or (iii) the expiration of three Business Days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), in each case addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

         (a) If to OCA or OCA Merger
             Sub, to:                   Orthodontic Centers of America, Inc.
                                        3850 N. Causeway Boulevard, Suite 1040
                                        Metairie, Louisiana 70002
                                        Telecopy No.: (504) 833-8832
                                        Attention: Bartholomew F.
                                                   Palmisano, Sr.

             with a copy (which
             shall not constitute
             notice) to:                Waller Lansden Dortch & Davis, PLLC
                                        511 Union Street, Suite 2100
                                        Nashville, Tennessee 37219
                                        Telecopy No.: (615) 244-6804
                                        Attention: Donald R. Moody, Esq.

         (b) If to OrthAlliance, to:    OrthAlliance, Inc.
                                        21535 Hawthorne Boulevard, Suite 200
                                        Torrance, California 90503
                                        Telecopy No.: (310) 792-1350
                                        Attention: W. Dennis Summers

             with a copy (which
             shall not constitute
             notice) to:                Munger, Tolles & Olson LLP
                                        3550 South Grand Avenue, Suite 3500
                                        Los Angeles, California 90071-1560
                                        Telecopy No.: (213) 683-5137
                                        Attention: Robert B. Knauss, Esq.

                                        And

                                        King & Spalding
                                        191 Peachtree Street
                                        Atlanta, Georgia 30303
                                        Telecopy No.: (404) 572-5146
                                        Attention: Paul A. Quiros, Esq.


9.3. Entire Agreement. This Agreement (including the schedules and exhibits thereto, and the other documents and instruments referred to herein, including the Confidentiality Agreement) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof, including any transaction between or among the parties hereto. No representation, promise, inducement or statement of intention has been made by OrthAlliance, OCA or OCA Merger Sub that is not embodied in this Agreement or the other agreements referred to herein and entered into in connection herewith, the schedules or exhibits hereto, or the written statements, certificates or other documents delivered pursuant hereto.

9.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws thereof or of any other jurisdiction. If legal action is commenced to enforce this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.

9.5. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

9.6. Assignment; Successors and Assigns; Parties In Interest. No party hereto shall assign this Agreement, or its right or duties hereunder, by operation of law or otherwise, without first obtaining the written consent of the other parties hereto, except that OCA Merger Sub may assign this Agreement and its rights and obligations hereunder to another wholly-owned Subsidiary of OCA. Subject to the foregoing provisions, all of the rights, benefits, duties, liabilities and obligations of the parties hereto shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies hereunder.

9.7. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

9.8. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, without having to post bond therefor or prove actual damages, this being in addition to any other remedy to which they are entitled at law or in equity.

9.9. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.


                             ARTICLE X. DEFINITIONS.

         As used herein, the following terms shall have the following meanings ascribed thereto (with terms defined in the plural having comparable meaning when used in the singular, and likewise with respect to terms defined in the singular):

"Acquisition Proposal" shall have the meaning set forth in Section 6.4.

"Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

"Agreement" means this Agreement and Plan of Merger.

"Amendment to OrthAlliance Affiliated Professional Employment Agreement" shall have the meaning set forth in Section 2.4.

"Amendment to OrthAlliance Service and Consulting Agreement" shall have the meaning set forth in Section 2.4.

"Anti-Dilution Event" shall have the meaning set forth in Section 2.5.

"Antitrust Division" shall have the meaning set forth in Section 4.3.

"Applicable Exchange Ratio" shall have the meaning set forth in Section 2.4.

"Balance Sheet" shall have the meaning set forth in Section 4.12.

"Business Day" means a day of the year on which banks are not authorized to be closed in the City of New Orleans, Louisiana.

"Certificate" shall have the meaning set forth in Section 2.4.

"Certificate of Merger" shall have the meaning set forth in Section 2.2.

"Closing" shall have the meaning set forth in Section 2.16.

"Closing Date" shall have the meaning set forth in Section 2.16.

"Closing Price" shall have the meaning set forth in Section 2.6.

"Code" shall have the meaning set forth in the third recital to this Agreement.

"Confidentiality Agreement" shall have the meaning set forth in Section 6.3.

"control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise.

"Delaware Secretary" shall have the meaning set forth in Section 2.2.

"DGCL" shall have the meaning set forth in Section 2.1.

"Effective Time" shall have the meaning set forth in Section 2.2.

"Encumbrances" shall mean any liens, claims, charges, encumbrances, mortgages, pledges, security interests and other interests.

"Environmental Claims" shall have the meaning set forth in Section 4.21.

"Environmental Laws" shall have the meaning set forth in Section 4.21.

"ERISA" has the meaning set forth in Section 4.20.

"Escheat Law" shall have the meaning set forth in Section 3.6.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exchange Agent" shall have the meaning set forth in Section 3.1.

"Exchange Fund" shall have the meaning set forth in Section 3.1.

"FTC" shall have the meaning set forth in Section 4.3.

"GAAP" means generally accepted accounting principles in effect in the United States consistently applied.

"Governmental Authority" shall have the meaning set forth in Section 4.3.

"Governmental Licenses" shall have the meaning set forth in Section 4.11.

"HSR Act" shall have the meaning set forth in Section 4.3.

"Indemnified Parties" shall have the meaning set forth in Section 6.9.

"Insurance Amount" shall have the meaning set forth in Section 6.9.

"IRS" means the United States Internal Revenue Service.

"knowledge" means, with respect to an individual, such individual is actually aware of the particular fact, matter, circumstance or other item, or a prudent individual could be expected to discover or otherwise become aware of such fact, matter, circumstance or other item in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter; and, with respect to any other Person (other than an individual), any individual who is serving as a director, officer, partner, executor or trustee of such Person (or in any similar capacity) has knowledge of such fact, matter, circumstance or other item.

"Laws" shall have the meaning set forth in Section 4.10.

"Leases" shall have the meaning set forth in Section 4.17.

"Merger" shall have the meaning set forth in the second recital to this Agreement.

"NYSE" shall have the meaning set forth in Section 2.6.

"ordinary course of business" means, with respect to any particular Person: (a) an action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"OCA" shall have the meaning set forth in the preamble to this Agreement.

"OCA Common Stock" shall have the meaning set forth in Section 2.4.

"OCA Credit Agreement" shall mean that certain Credit Agreement, dated as of October 8, 1998, among OCA, First Union National Bank, as agent for the lenders, Bank of America FSB, as documentation agent, Citibank, N.A., as syndication agent, and certain lenders named therein.

"OCA Disclosure Schedule" shall have the meaning set forth in preamble of
Article V.

"OCA Documents" shall have the meaning set forth in Section 5.2.

"OCA Financial Statements" shall have the meaning set forth in Section 5.6.

"OCA Material Adverse Effect" means any event, change, occurrence, effect, fact or circumstance having, or would reasonably be expected to have, individually or in the aggregate with other events, changes, occurrences, effects, facts or circumstances, a material adverse effect on (i) the ability of OCA to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, or (ii) the business, properties, assets, liabilities, prospects, results of operations or condition (financial or otherwise) of OCA and its Subsidiaries (taken as a whole), other than events, changes, occurrences, effects, facts or circumstances affecting the orthodontic practice management industry in general, and not specifically relating to OCA or its Subsidiaries, and other than events, changes, occurrences, effects, facts or circumstances resulting from this Agreement, the transactions contemplated hereby or the announcement thereof; provided, however, that any increase or decrease in the trading price of OCA Common Stock shall not be considered an OCA Material Adverse Effect nor create any presumption that an OCA Material Adverse Effect has occurred or will occur.

"OCA Merger Sub" shall have the meaning set forth in the preamble to this Agreement.

"OCA Merger Sub Common Stock" shall have the meaning set forth in Section 2.11.

"OCA Preferred Stock" shall have the meaning set forth in Section 5.5.

"OCA SEC Reports" shall have the meaning set forth in Section 5.6.

"OCA's Counsel" shall have the meaning set forth in Section 6.3.

"OCA 2000 Financial Statements" means OCA's audited consolidated financial statements for the year ended, and as of, December 31, 2000, included in OCA's Annual Report on Form 10-K for the year ended December 31, 2000, as amended, as filed with the SEC.

"OrthAlliance" shall have the meaning set forth in the preamble to this Agreement.

"OrthAlliance Affiliated Orthodontists" means orthodontists who are parties to OrthAlliance Service and Consulting Agreements or otherwise provide, as employees and/or equity owners of OrthAlliance Affiliated PCs, orthodontic services through orthodontic practices managed by OrthAlliance or its Subsidiaries or with respect to which OrthAlliance or its Subsidiaries provide consulting services pursuant to the OrthAlliance Service and Consulting Agreements.

"OrthAlliance Affiliated Pediatric Dentists" means pedodontists who are parties to OrthAlliance Service and Consulting Agreements or otherwise provide, as employees and/or equity owners of

OrthAlliance Affiliated PCs, pedodontic services through pedodontic practices managed by OrthAlliance or its Subsidiaries or with respect to which OrthAlliance or its Subsidiaries provide consulting services pursuant to the OrthAlliance Service and Consulting Agreements.

"OrthAlliance Affiliated Professional Employment Agreement" shall mean an employment agreement pursuant to which an OrthAlliance Affiliated PC employs an OrthAlliance Affiliated Professional to provide orthodontic or pedodontic services, as applicable, for the OrthAlliance Affiliated Practice to which the relevant OrthAlliance Service and Consulting Agreement pertains.

"OrthAlliance Affiliated PC" shall mean a professional corporation or other professional entity which is a party to an OrthAlliance Service and Consulting Agreement.

"OrthAlliance Affiliated Practice" shall mean an orthodontic or pedodontic practice that is owned by an OrthAlliance Affiliated PC or OrthAlliance Affiliated Professional or otherwise the subject of an OrthAlliance Service and Consulting Agreement.

"OrthAlliance Affiliated Practice Owner" shall have the meaning set forth in
Section 2.4.

"OrthAlliance Affiliated Professionals" means OrthAlliance Affiliated Orthodontists and OrthAlliance Affiliated Pediatric Dentists.

"OrthAlliance Annual Service Fees" shall have the meaning set forth in Section 2.4.

"OrthAlliance Benefit Plans" shall have the meaning set forth in Section 4.20.

"OrthAlliance Class A Common Stock" shall have the meaning set forth in Section 2.4.

"OrthAlliance Class B Common Stock" shall have the meaning set forth in Section 2.4.

"OrthAlliance Common Stock" shall have the meaning set forth in Section 2.4.

"OrthAlliance Contracts" shall have the meaning set forth in Section 4.14.

"OrthAlliance's Counsel" shall have the meaning set forth in Section 7.3.

"OrthAlliance Credit Agreement" shall mean that certain Credit Agreement, dated as of March 26, 1999, among OrthAlliance, First Union National Bank, as agent for the lenders, and certain lenders named therein.

"OrthAlliance Disclosure Schedule" shall have the meaning set forth in preamble of Article IV.

"OrthAlliance Dissenting Shares" shall have the meaning set forth in Section
2.8.

"OrthAlliance Documents" shall have the meaning set forth in Section 4.2.

"OrthAlliance Financial Statements" shall have the meaning set forth in Section 4.6.

"OrthAlliance Material Adverse Effect" means any event, change, occurrence, effect, fact or circumstance having, or would reasonably be expected to have, individually or in the aggregate with other events, changes, occurrences, effects, facts or circumstances, a material adverse effect on (i) the ability of OrthAlliance to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, or (ii) the business, properties, assets, liabilities, prospects, results of operations or condition (financial or otherwise) of OrthAlliance and its Subsidiaries (taken as a whole), other than events, changes, occurrences, effects, facts or circumstances affecting the orthodontic practice management industry in general, and not specifically relating to OrthAlliance or its Subsidiaries, and other than events, changes, occurrences, effects, facts or circumstances resulting from this Agreement, the transactions contemplated hereby or the announcement thereof; provided, however, that any increase or decrease in the trading price of OrthAlliance Common Stock shall that any increase or decrease in the trading price of OrthAlliance Common Stock shall not be considered an OrthAlliance Material Adverse Effect nor create any presumption that an OrthAlliance Material Adverse Effect has occurred or will occur.

"OrthAlliance Material Contracts" shall have the meaning set forth in Section 4.16.

"OrthAlliance Option Plans" shall have the meaning set forth in Section 4.5.

"OrthAlliance Options" shall have the meaning set forth in Section 2.9.

"OrthAlliance Plan Options" shall have the meaning set forth in Section 4.5.

"OrthAlliance Preferred Stock" shall have the meaning set forth in Section 4.5.

"OrthAlliance Service and Consulting Agreements" shall mean service agreements, consulting agreements, management service agreements and similar agreements pursuant to which OrthAlliance or its Subsidiaries manage or provide consulting services for the orthodontic and pediatric dental practices of the OrthAlliance Affiliated PCs and OrthAlliance Affiliated Professionals.

"OrthAlliance SEC Reports" shall have the meaning set forth in Section 4.6.

"OrthAlliance Stockholders' Meeting" shall have the meaning set forth in Section 4.3.

"OrthAlliance Warrants" shall have the meaning set forth in Section 4.5.

"OrthAlliance 1997 Employee Plan" shall have the meaning set forth in Section
4.5.

"OrthAlliance 1997 Director Plan" shall have the meaning set forth in Section
4.5.

"OrthAlliance 1997 Orthodontist Plan" shall have the meaning set forth in
Section 4.5.

"OrthAlliance 1999 Orthodontist Plan" shall have the meaning set forth in
Section 4.5.

"OrthAlliance 2000 Employee Plan" shall have the meaning set forth in Section
4.5.

"OrthAlliance 2000 Financial Statements" means OrthAlliance's audited consolidated financial statements for the year ended, and as of, December 31, 2000, included in OrthAlliance's Annual Report on Form 10-K for the year ended December 31, 2000 as filed with the SEC.

"Pashley Agreement" shall mean the Management Service Agreement, dated July 1, 1998, between Pashley Dental Corporation and New Image Orthodontic Group, Inc.

"Person(s)" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

"Practice Improvement Performance Guarantee Agreement" shall mean any practice improvement performance guarantee agreement or comparable agreement between an OrthAlliance Affiliated Professional or OrthAlliance Affiliated PC and OrthAlliance or a Subsidiary thereof, pursuant to which service or consulting fees payable under an OrthAlliance Service or Consulting Agreement may be abated based upon profitability of the applicable OrthAlliance Affiliated Practice and the value of consideration paid to such OrthAlliance Affiliated Professional and/or OrthAlliance Affiliated PC upon OrthAlliance's or its Subsidiary's acquisition of stock or assets from, or entering into an OrthAlliance Service and Consulting Agreement with, such Person.

"Practice Improvement Performance Guarantee Professionals" shall mean any OrthAlliance Affiliated Professional who is a party, or employed by an OrthAlliance Affiliated PC that is a party, to a Practice Improvement Performance Guarantee Agreement with OrthAlliance or a Subsidiary thereof.

"Proxy Statement" shall have the meaning set forth in Section 4.3.

"Receivables" shall have the meaning set forth in Section 4.14.

"Registration Statement" shall have the meaning set forth in Section 4.3.

"Representative" shall have the meaning set forth in Section 6.3.

"SEC" shall have the meaning set forth in Section 4.3.

"Securities Act" means the Securities Act of 1933.

"Subsidiary" of any Person means any other Person of which such Person (either alone or through or together with any other Subsidiary): (i) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such other Person, (ii) is a general partner, trustee or other entity performing similar functions or (iii) has control.

"Superior Proposal" shall have the meaning set forth in Section 6.4.

"Surviving Corporation" shall have the meaning set forth in Section 2.1.

"Takeover Laws" shall have the meaning set forth in Section 4.26.

"Taxes" means all taxes, assessments, charges, duties, fees, levies or other governmental charges including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

"Tax Returns" means any return, report, rendition or other document or information required to be supplied to a taxing authority in connection with the Taxes.

"Tringis Agreement" shall mean the Management Service Agreement, dated August 1, 1999, between Andrew J. Tringas, D.M.D., M.S., P.A. and New Image Orthodontic Group, Inc.

"Voting Arrangements" shall have the meaning set forth in Section 4.5.

"Walters Agreement" shall mean the Consulting and Business Services Agreement, dated January 5, 2001, between Candace G. Walters, D.D.S., M.S.D., P.C. and OrthAlliance.

"30% Level of OrthAlliance Affiliated Practice Owners and OrthAlliance Affiliated PCs" shall have the meaning set forth in Section 7.2(e).

"31% to 40% Level of OrthAlliance Affiliated Practice Owners and OrthAlliance Affiliated PCs" shall have the meaning set forth in Section 2.4.

"41% to 50% Level of OrthAlliance Affiliated Practice Owners and OrthAlliance Affiliated PCs" shall have the meaning set forth in Section 2.4.

"51% to 60% Level of OrthAlliance Affiliated Practice Owners and OrthAlliance Affiliated PCs" shall have the meaning set forth in Section 2.4.

"61% and Greater Level of OrthAlliance Affiliated Practice Owners and OrthAlliance Affiliated PCs" shall have the meaning set forth in Section 2.4.





                        [SIGNATURE PAGE IS THE NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.



                                       ORTHODONTIC CENTERS OF AMERICA, INC.



                                       By: /s/ Bartholomew F. Palmisano, Sr.
                                          --------------------------------------
                                          Bartholomew F. Palmisano, Sr.
                                          President and Chief Executive Officer




                                       OCA ACQUISITION CORPORATION



                                       By: /s/ Bartholomew F. Palmisano, Sr.
                                          --------------------------------------
                                          Bartholomew F. Palmisano, Sr.
                                          President



                                       ORTHALLIANCE, INC.



                                       By: /s/ W. Dennis Summers
                                          --------------------------------------
                                          W. Dennis Summers
                                          President, Chief Executive Officer and
                                          Chairman of the Board